Exhibit 2.2

THIS AGREEMENT IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF THE NEVADA CANNABIS LAWS OR THE GUIDANCE OR INSTRUCTION OF THE REGULATORY AUTHORITIES. SECTION 10.3(D) OF THIS AGREEMENT CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH THE NEVADA CANNABIS LAWS AND THE REGULATORY AUTHORITIES. THE PARTIES HAVE READ AND FULLY UNDERSTAND THE REQUIREMENTS OF SECTION 10.3(D).

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of July 17, 2020 (the “Effective Date”), is entered into by Planet 13 Holdings Inc., a corporation organized under the Business Corporations Act (British Columbia) (“Planet 13”), MM Development Company, Inc., a Nevada corporation (“Buyer”, and together with Planet 13 the “Planet 13 Parties”), and W the Brand, LLC, a Delaware limited liability company (“W Vapes”), and West Coast Development Nevada, LLC, a Nevada limited liability company (“Seller”) and R. Scott Coffman, a North Carolina resident (“Coffman” and together with Seller and W Vapes, the “Transferors”). Buyer, Planet 13, Seller, W Vapes and Coffman are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Buyer desires to purchase certain assets relating to the Business of Seller, and Seller desires to sell such assets to Buyer on the terms herein.

B. W Vapes is treated as the parent company of Seller by virtue of a certain Beneficial Holding Agreement effective as of February 28, 2017 by and between Coffman, and W Vapes.

C. Planet 13 is the parent company of Buyer.

D. On the First Closing Date, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Purchased Assets except for the Second Closing MRB Assets, free and clear of all Encumbrances except for Permitted Encumbrances, and Seller wishes to assign to Buyer, and Buyer wishes to assume from Seller, the Assumed Liabilities, but excluding the Second Closing Assumed Liabilities, all upon the terms and conditions contained in this Agreement.

E. On the Second Closing Date, Seller desires to sell to Buyer, the Second Closing MRB Assets, and Buyer desires to purchase from Seller, the Second Closing MRB Assets, subject to the Regulatory Approval and the assumption by Buyer of the Second Closing Assumed Liabilities.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS; RECITALS

1.1.
Definitions. For all purposes, capitalized terms in this Agreement shall have the respective meanings set forth below in this Agreement in Schedule 1 to this Agreement.

1.2.
Recitals. The Recitals are hereby incorporated herein by this reference.

1.3.
Usage of Terms. Except where the context otherwise requires, words importing the singular number will include the plural number and vice versa. Use of the word “including” means “including, without limitation.”

1.4.
References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless expressly provided otherwise.

ARTICLE 2
PURCHASE AND SALE OF PURCHASED ASSETS AND MRB ASSETS

2.1.
Purchase of Assets at First Closing.

(a)           In accordance with the terms and upon the conditions of this Agreement, on the First Closing Date, Buyer shall purchase and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Buyer, all of its right, title and interest in and to the following assets, properties, rights and claims of Seller, and, free and clear of all Encumbrances (other than Permitted Encumbrances) (collectively, the “Purchased Assets”):

(i) all Tangible Personal Property;

(ii) the MRB Inventory;

(iii) all equipment owned or leased (to the extent assignable) in connection with Business and the additional equipment set forth on Schedule 2.1(a)(iii) (but excluding MRB Assets described in Section 2.2(a)(i)(v);

(iv) all Contracts and agreements between Seller and third parties set forth on Schedule 2.1(a)(iv) (the “Assumed Contracts”) other than the MRB Contracts;

(v) books, records and other documents and information in Seller's possession pertaining solely to the Purchased Assets;

(vi) all transferable Permits (excluding the MRB Licenses set forth on Schedule 2.1(a)(vi); and

(vii) all rights, claims and causes of action against third parties arising on or after the First Closing Date related solely to the operation of the Business.

(b)           Excluded Assets. Notwithstanding anything to the contrary herein, Seller shall not contribute, sell, transfer, or assign to Buyer, and Buyer shall not receive, any of Seller’s right, title and interest in, any assets other than the Purchased Assets as set forth in Section 2.1(a) above on the First Closing Date and the MRB Assets set forth in Section 2.2(a) below on the Second Closing Date (collectively, the “Excluded Assets”), including, without limitation, any of the following assets:

(i) all cash, cash equivalents and securities existing on the First Closing Date;

(ii) all accounts arising from the provision of goods to customers, billed and unbilled, recorded and unrecorded, for products provided by Seller/Indus (pursuant to the Excluded Management Agreement) prior to the First Closing Date;

(iii) all rights, claims, and causes of action against third parties arising prior to the First Closing Date, or not related solely to the operation of the Business;

(iv) all refunds of Taxes and tax loss carry-forwards of Seller relating to the Purchased Assets and the Business with respect to any Pre-Closing Tax Period;

(v) all bank and other depository accounts and safe deposit boxes of Seller;

(vi) the organizational charter or other governing documents of Seller and all qualifications to conduct business as a foreign entity, taxpayer identification numbers, seals, minute books, and other books, records, correspondence and documents relating to the organization, maintenance, existence, or tax matters of Seller;

(vii) any employee benefit plans currently or formerly offered by the Seller;

(viii) all Excluded MRB Inventory;

(ix) the Excluded Management Agreement; and

(x) any and all books, records, correspondence and documents solely relating to the Excluded Assets.

(c)           Assumed Liabilities at First Closing. Buyer agrees to assume, effective as of the First Closing, all liabilities related to the Assumed Contracts but only to the extent that such liabilities (i) are required to be performed after the First Closing Date; and (ii) do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the First Closing Date (collectively, the “First Closing Assumed Liabilities”). All liabilities related to the Seller, W Vapes, Indus, the Purchased Assets and the MRB Assets, other than the First Closing Assumed Liabilities and Second Closing Assumed Liabilities (as defined below) (the “Excluded Liabilities”), shall not be assumed by Buyer.

2.2.
Transfer of MRB Assets at Second Closing.

(a)           In accordance with the terms and upon the conditions of this Agreement, on the Second Closing Date and upon issuance of the Regulatory Approvals, Buyer will purchase and accept from Seller and Seller will sell, transfer, assign, convey and deliver to Buyer all of its right, title and interest in and to the following assets of Seller, free and clear of all Encumbrances (other than Permitted Encumbrances) (the “Second Closing MRB Assets”):

(i) the then existing MRB Inventory;

(ii) the MRB Licenses;

(iii) all Contracts entered into by Seller related to the Business to the extent that Seller must be authorized to hold any MRB License or MRB Inventory under the terms of such Contract or applicable Laws (the “MRB Contracts”), a list of which is set forth on Schedule 2.2(a)(iii);

(iv) any assets, tangible or intangible, related to the Business which are required to be held by a Person authorized to hold any MRB License or MRB Inventory under applicable Laws; and

(v) all books, records and other documents and information pertaining solely to the MRB Assets in Seller's possession, but excluding books, records and other documents and information pertaining to the Excluded Assets.

(b) For the avoidance of doubt, the MRB Assets shall not include the Excluded Assets. Buyer and Seller will enter into all customary instruments of transfer, assumption, filings, assignments or other documents, in form and substance reasonably satisfactory to the Parties, to evidence the transfer of the MRB Assets from Seller to Buyer on the Second Closing Date.

(c) Assumed Liabilities at Second Closing. Buyer agrees to assume, effective as of the Second Closing, any and all liabilities arising from the Lease and from operations under the Management Agreement, including, without limitation, all accounts payable, all obligations under Contracts and other agreements and arrangements, tort claims, and all other liabilities and obligations relating to the operations under the Management Agreement. Collectively, the assumption and, if applicable, cancellation of Liability set forth in this Section 2.2(c) are referred to herein as the “Second Closing Assumed Liabilities”, and, collectively with the First Closing Assumed Liabilities, the “Assumed Liabilities”. For purposes of this Agreement and the Transferors’ obligation of indemnity set forth herein, delivery by the Planet 13 Parties of an “Estoppel Certificate” to the Regulatory Authorities in connection with the Planet 13 Parties application for the Regulatory Approvals shall not be deemed an assumption of the Excluded Liabilities by the Planet 13 Parties.

2.3.
Purchase Price. The total aggregate purchase price (collectively, the “Purchase Price”) to be paid by Buyer to Seller, in consideration for delivery of the Purchased Assets on the First Closing Date and the Second Closing MRB Assets on the Second Closing Date consists of the following:

(a) the Cash Purchase Price; plus

(b) a certificate representing that number of Planet 13 common shares having a value of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) measured on the basis of the volume weighted average trading price of the common shares of Planet 13 for the ten (10) trading days preceding the First Closing Date (the “Consideration Shares”).

2.4.
Payment and Delivery of Purchase Price.

(a)           First Closing Payments. Upon the First Closing Date, Buyer shall cause the following to occur:

(i)           Payment of the Cash Purchase Price to Seller minus the sum of (i) the aggregate amount of the Closing Indebtedness set forth on the Pre-Closing Statement and (ii) the aggregate amount of the Transaction Expenses set forth on the Pre-Closing Statement, payable to an account designated in writing by Seller prior to the Closing, in cash by wire transfer of immediately available funds to such accounts and in such amounts as Seller designates in writing to Buyer; and

(ii) Payment of the Closing Indebtedness to the respective lenders as set forth on the Pre-Closing Statement;

(iii) Payment of the Transaction Expenses to the Persons as set forth on the Pre-Closing Statement; and

(iv) A certificate representing that number of Consideration Shares having an aggregate value of Two Million Five Hundred Thousand US Dollars (US$2,500,000.00) as established pursuant to Section 2.3(b) has been issued in the name of Seller and has been deposited with the Escrow Holder to be held pursuant of the terms of the Share Escrow Agreement to be released to Seller on the Second Closing Date or returned to Planet 13 if the Second Closing Date shall not occur as provided in Section 8.2.

(b) On the Second Closing Date, the Escrow Holder shall release to the Seller the certificate representing the Consideration Shares issued in the name of Seller.

(c) Payments. Unless otherwise stated herein, all payments pursuant to this Section 2.4 will be paid by Buyer to Seller, lenders or service providers, as applicable, by wire transfer of immediately available funds to such account(s) designated by Seller, lenders or service providers, as applicable, in writing in advance of the First Closing Date.

(d) Withholding. Buyer and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement any Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld, as a result of the purchase and sale transactions provided for in this Agreement, and to the extent that any amounts are so deducted or withheld, such amounts shall be promptly and timely paid over to such taxing authority and be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.5.
Transfer Taxes / Stock Transfer Taxes.. Seller will be responsible for the payment of any and all Transfer Taxes associated with the transfer of the Purchased Assets and the MRB Assets and any deficiency, interest or penalty with respect to such Taxes. The Parties will reasonably cooperate with respect to the preparation and filing of all Tax Returns required to be filed in connection with any such Transfer Taxes. Buyer will be responsible for the payment of any and all costs, including, but not limited to, Stock Transfer Taxes, associated with the issuance and transfer of the Consideration Shares, both to Seller and into and out of the Escrow Holder.

2.6.
Allocation of Purchase Price, Buyer will propose the allocation of the Purchase Price among the Purchased Assets and the MRB Assets in accordance with Section 1060 of the Code (the “Purchase Price Allocation”) which shall allocate not less than $1,100,000 to inventory purchased on the First Closing Date, and will deliver such Purchase Price Allocation to Seller within ninety (90) days after the First Closing Date or as soon as reasonably practicable. The Parties agree to confer and to mutually approve the Purchase Price Allocation and to timely file IRS Form 8594 based upon the Purchase Price Allocation The Parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Purchase Price Allocation, and shall not contend or represent that such allocation is not a correct allocation in any action, arbitration, audit, hearing, investigation, litigation, suit or other proceeding related to the determination of any Tax, except as may otherwise be (i) required pursuant to a final determination within the meaning of Section 1313(a)(1) of the Code or any corresponding provision of state, local or foreign Law or (ii) agreed to by the Parties in writing. Each Party agrees to notify the other if any Governmental Authority proposes to reallocate the Purchase Price.

2.7.
Lease; Management Agreement. As of the First Closing Date, Seller will shall enter into the Lease and the Option Agreement with Rx Land, and Buyer and Seller shall enter into the Management Agreement.

2.8.
Pre-Closing Statement. At least five Business Days prior to the First Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Pre-Closing Statement”) setting forth (i) the amount of Indebtedness of Seller immediately prior to the First Closing Date(collectively, the “Closing  Indebtedness”) and (ii) the amount of the Transaction Expenses, including a list of the payees and the amounts payable to each.

ARTICLE 3
FIRST AND SECOND CLOSINGS

3.1.
First Closing. The first closing of the Transaction, when the ownership of the Purchased Assets is transferred to Buyer as described in Section 2.1 (the “First Closing”), will take place remotely via the electronic exchange of documents and signatures as soon as practicable following the satisfaction or waiver of the applicable conditions set forth in Article 7 and in any event not later than the earlier of: (i) fourteen (14) Business Days thereafter, (ii) July 17, 2020, or (iii) or on such later date as Buyer and Seller may mutually agree upon (the “First Closing Date”). The First Closing will be deemed to have occurred at 12:01 a.m., Pacific Time, on the First Closing Date.

3.2.
Second Closing. The second and final closing of the Transaction, when ownership of the Second Closing MRB Assets will be transferred to Buyer as described in Section 2.2 (the “Second Closing”), will take place remotely via the electronic exchange of documents and signatures as soon as practicable following the satisfaction or waiver of the applicable conditions set forth in Article 7 and in any event within 14 days after the receipt of the last of the Regulatory Approvals, or on such other date as Buyer and Seller may mutually agree upon (the “Second Closing Date”). The Second Closing will be deemed to have occurred at 12:01 a.m., Pacific Time, on the Second Closing Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF SELLER AND W VAPES

Except as set forth on the disclosure schedules delivered by Seller to Buyer on the Effective Date (the “Disclosure Schedules”) and subject to the Cannabis Carve Out set forth in Section 10.11 below, Seller represents and warrants to Buyer that the representations and warranties set forth in this Article 4 are true and correct as of the Effective Date and shall be true and correct on the First Closing Date and on the Second Closing Date, as may be applicable. Notwithstanding anything to the contrary provided in this Agreement (in addition to any specific exception to Federal Cannabis Laws and any similar Law set forth in this Article 4), all representations, warranties, covenants and disclosures of Seller in this Article 4 are being made with exception to and not with respect to Federal Cannabis Laws.

4.1.
Organization and Authority to Conduct Business; Power and Authority; Binding Effect. Seller is duly organized, validly existing and in good status under the Laws of the State of Nevada. Seller has full limited liability company power and authority to conduct its business and to own and lease its properties and assets (except under Federal Cannabis Laws). Seller has, subject to the Parties obtaining all required Regulatory Approvals relating to the MRB Assets, all necessary power and authority to execute, deliver and perform its obligations under this Agreement and consummate the Transaction (except under Federal Cannabis Laws). This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by Federal Cannabis Laws.

4.2.
Consents and Approvals. Subject to the requirements under the Nevada Cannabis Laws, except as set forth on Schedule 4.2 of the Disclosure Schedules, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction or will be necessary to ensure the continuing validity and effectiveness immediately following the First Closing or the Second Closing of any Permit, Assumed Contract and MRB Contract of Seller, as applicable. This Agreement and each other Transaction Document has been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3.
No Violation; Consents and Approvals. The execution and delivery by the Seller and W Vape of this Agreement and all other instruments and agreements to be delivered by each such Transferor as contemplated hereby do not and the performance by it of its obligations hereunder and thereunder, do not and will not (a) conflict with or violate any provision of Law applicable to such Transferor or by which any property or asset of such Transferor is bound or affected, (b) conflict with or violate any Order to which such Transferor is subject, (c) require a registration, filing, application, notice, consent, approval, order, qualification, or waiver with, to or from any Governmental Authority or any other Person; (d) except as set forth on Schedule 4.3,require a consent, approval or waiver from, or notice to, any party to any contract to which such Transferor is a party or in a breach of, constitute change of control or a default under, or result in the acceleration of material obligations, loss of benefit or increase in any liabilities or fees under, or create in any party the right to terminate, vest in, cancel or modify, any contract to which such Transferor is a party; or (e) result in the creation of any Encumbrance on any property or asset of such Transferor (including the Purchased Assets) or give any Person the right to prevent, or to cause any delay to, the Transactions contemplated by this Agreement.

4.4.
Financial Statements. Schedule 4.4 sets forth copies of (i) the tax basis balance sheet (the “Balance Sheet”) each of Seller as of December 31, 2018 and December 31, 2019 (the “Balance Sheet Date”) and the related statements of profit and loss for each of the years then ended (collectively, the “Annual Financial Statements”), (ii) the tax basis balance sheets of the Seller as of May 31, 2020 (the “Interim Balance Sheet” and the date of such balance sheet the “Interim Balance Sheet Date”) and the related unaudited statements of profit and loss for the three- and one-month periods then ended (collectively, the “Interim Financial Statements” and, together with the Annual Financial Statements,, the “Financial Statements”). The Financial Statements fairly present the financial condition and the results of operations and cash flows of the Seller at the respective dates of and for the periods referred to in such Financial Statements; provided, however, that the Financial Statements are subject to normal and non recurring year-end adjustments (the effect of which will not have Material Adverse Effect). The Financial Statements reflect the consistent application of Seller’s accounting practices throughout the periods involved. The parties recognize that some of the Financial Statements include results of operations of a Seller Affiliated Oregon entity, and that the Oregon entity results of operations should not be deemed to include in Financial Statements for purposes of the representation made in this Section 4.4.

4.5.
No Undisclosed Liabilities. To the Knowledge of Seller, Seller has no Liabilities except for (i) Liabilities reflected and accrued for or reserved against on the face of the Interim Balance Sheet, (ii) future performance obligations arising under the terms of any executory contracts that are listed on Schedule 4.11 or entered into in the Ordinary Course of Business that are not required to be listed thereon, excluding Liabilities for any breach of any Contract, breach of warranty, tort, infringement or violation of Law, and (iii) Liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date consistent in amount and kind with past practice (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of Law). Seller does not engage in or maintain any off-balance sheet arrangements (as defined in Item 303 of Regulation S-K of the United States Securities Act of 1933, as amended (the “Securities Act”).

4.6.
Intentionally omitted.

4.7.
Title to Assets; Encumbrances. Seller owns good and transferable title to, or in the case of property held under a lease or other contract, a valid and enforceable leasehold interest in or right to use, all of the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances. Schedule 4.7 lists the Tangible Personal Property included on the Interim Financial Statements.

4.8.
Absence of Certain Developments. Since the Balance Sheet Date, there has not been any Material Adverse Effect and, no event has occurred or circumstances exist that are reasonably expected to result in a Material Adverse Effect.

4.9.
Taxes.

(a) Seller at all times has been treated as a disregarded entity for federal income tax purposes.

(b) All Tax Returns that were required to be filed by or on behalf of Seller and W Vapes, pursuant to applicable requirements of any Governmental Authority, were timely filed or extended, and all such Tax Returns were true, correct and complete and were prepared in substantial compliance with all applicable requirements of the relevant Governmental Authority. The Seller and W Vapes (or its members) have paid all Taxes that have or may have become due to be paid by them for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller or W Vapes, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP consistently applied) have been provided in the Balance Sheet and the Interim Balance Sheet. There are no Encumbrances on any of the Assets that arose as a result of any failure (or alleged failure) to pay any Tax.

(c) There are no audits, claims, proceedings or assessments regarding Taxes pending or threatened in writing against Seller or the Business. Seller has received no written notification from any other state that it is subject to income tax in such state.

(d) The Seller has withheld and paid over to the proper Governmental Authority all Taxes required to have been withheld and paid over by Seller with respect to the Business operations, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(e) The Seller has reserved the required amounts necessary to pay all unemployment Taxes and/or other Taxes due by the Seller based on taxable wages paid by Seller through the First Closing Date, and such amounts have been segregated for later payment to the appropriate Governmental Authorities and all Forms W-2 and 1099 required with respect to employees and independent contractors have been, or will be, properly completed and timely filed.

4.10.
Intellectual Property.

(a) To the Knowledge of Seller, the operations of Seller do not infringe, misappropriate or otherwise violate any Intellectual Property owned by any other Person. During the last three years, Seller has not received notice from any Person claiming the operations of Seller infringe, misappropriate or otherwise violate any Intellectual Property of such Person.

(b) Schedule 4.10(b) contains a complete list of all material licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to the Intellectual Property to which Seller is a party, beneficiary or otherwise bound, whether as grantor or grantee, licensor or licensee or in any other capacity (“IP Agreements”). Each IP Agreement is valid and binding and is in full force and effect. No party to an IP Agreement is, or to the Knowledge of Seller is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal) any IP Agreement.

4.11.
Contracts. (a) Schedule 4.11(a) (arranged in subsections corresponding to the subsections set forth below) contains an accurate and complete list Material Contracts previously disclosed on the Indus Purchase Agreement (the "Indus Disclosed Contracts") which continue to be in effect together with, to the Knowledge of Seller, additional Contracts entered into subsequent to the date of the Indus Purchase Agreement the “Material Contracts”):

(b) Except as set forth on Schedule 4.11(b):

(i) neither the execution and delivery or performance of this Agreement by Seller nor the consummation or performance of the Transaction contemplated hereby will, directly or indirectly (with or without notice or lapse of time) (x) violate or conflict with, or result in a breach of any provision of or forfeiture of any rights under, or require any consent, waiver or approval (not otherwise obtained in connection herewith), or result in a default or give rise to any right of termination, cancellation, modification or acceleration (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under, any of the terms, conditions or provisions of such Indus Disclosed Contracts or (y) result in the imposition or creation, pursuant to the terms of such Indus Disclosed Contracts, of any Encumbrance upon or with respect to any of the Purchased Assets;

(ii) to the Knowledge of Seller, the Seller is in compliance in all material respects with the terms and requirements of the Material Contracts;

(iii) to the Knowledge of Seller, each other Person that has or had any obligation or liability under such Material Contract is in material compliance with all terms of such Material Contract;

(iv) to the Knowledge of Seller, no event has occurred or circumstance exists that may contravene, conflict with or result in a breach of, or give Seller or, to the Knowledge of Seller, any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, such Material Contract; and

(v) Seller has not given to or, to the Knowledge of Seller, received from any other Person any notice regarding (x) any actual or alleged violation or breach of, or default under, such Material Contract or (y) any event or circumstances that would reasonably be expected to constitute or result in a violation, breach or default under such Material Contract;

4.12.
Labor Matters.

(a) Schedule 4.12(a) contains a complete and accurate list of the following information for each employee of Seller, including each employee on leave of absence or layoff status, each former employee of Seller receiving benefits under COBRA, and each consultant and independent contractor of Seller: name; job title; classification as exempt or non-exempt; date of hire; current salary and bonus paid or payable; other compensation and fringe benefits that such employee is entitled to receive; sick and vacation leave that is accrued but unused; service credited for purposes of vesting and eligibility to participate in any Benefit Plan; and whether such employee, consultant or independent contractor is engaged directly or through a staffing agency or other third Person. All employees have provided the required documentation and have attested that they are either U.S. citizens or residents specifically authorized to engage in employment in the United States in accordance with all applicable Laws.

(b) Schedule 4.12(b) contains a complete and accurate list of the following information for each retired employee of Seller, and each of their dependents, that as of the First Closing Date is receiving benefits or is scheduled to receive benefits in the future from Seller: name, Benefit Plan benefits, and other benefits.

(c) Seller is not a party to any collective bargaining agreement or collective bargaining relationship with any labor organization. To the Knowledge of Seller, no union, other labor organization or similar entity is engaged in any organizing activity with respect to any employees of Seller and no such organizing activity is threatened. There is not, and in the past five years there has not been, any, (i) unfair labor practice charge or complaint or material labor grievance or labor arbitration pending or, to the Knowledge of Seller, threatened in writing against Seller before the National Labor Relations Board or any Governmental Authority or arbitrator, (ii) except as set forth in Schedule 4.12(c) charge of discrimination or complaint against Seller pending or, to the Knowledge of Seller, threatened, before the Equal Employment Opportunity Commission, U.S. Department of Labor, or any similar Governmental Authority or other federal, local or state agency that enforces Laws related to labor and employment, or (iii) other Proceeding pending, or, to the Knowledge of Seller, threatened, against Seller pertaining to the employment of labor, including those relating to wages, hours, collective bargaining, employment discrimination, sexual harassment, workers’ compensation, and the payment or withholding of Taxes.

(d) To the Knowledge of Seller, Seller is, and during the past three years has been, in material compliance with all Laws and other applicable requirements of Governmental Authorities relating to employment, employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, overtime, classification, temporary workers, independent contractors, leave, hours, benefits, worker’s compensation, labor relations, plant closings or layoffs, the payment of social security and similar Taxes and occupational safety and health Laws (“Labor and Employment Legal Requirements”). To the Knowledge of Seller, Seller is not liable for any outstanding payments of any Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing requirements. To the Knowledge of Seller, no employee, consultant or independent contractor has been misclassified with respect to application of any Labor and Employment Legal Requirements. Seller has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988 Act or any similar Law. To the Knowledge of Seller, there is no, and during the prior three years has not been, any Proceeding or Order pending or, to the Knowledge of Seller, threatened by or against Seller alleging any violation of or failure to comply with Labor and Employment Legal Requirements, and no event has occurred, and no circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding or Order against Seller.

4.13.
Employee Benefits. Seller does not and has never been required to operate a Benefit Plan.

4.14.
Litigation. There is no, and during the prior five years there has not been, any Proceeding or Order pending or, to the Knowledge of Seller, threatened by or against Seller or that otherwise directly pertains to the Business or any of the Purchased Assets. To the Knowledge of Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any Proceeding or Order against Seller.

4.15.
Compliance with Laws; Permits.

(a)
Except as set forth on Schedule 4.15(a):

(i) Seller has not received, at any time in the last five years, any notice or communication from any Governmental Authority or any other Person regarding (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or (y) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(ii) Seller is not now and has not during the last five years been bound by an Order of any Governmental Authority.

(b)           Neither Seller, nor to the Knowledge of Seller, any director, manager, officer, employee, agent or other Person acting on behalf of Seller has, directly or indirectly, (i) used any funds of any Transferor for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment or gift, promise to pay, or authorization of any payment or gift of anything of value to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns; (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable Law that relates to bribery or corruption; (iv) established or maintained any unlawful fund of monies or other assets of Seller; (v) made any fraudulent entry on the books or records of a Transferor; or (vi) made any unlawful bribe, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for a Transferor.

4.16.
Privacy and Data Security. To the Knowledge of Seller, Seller is in compliance with all applicable Laws relating to Personal Data and any terms of Contracts to which it is a party relating to Personal Data, data privacy, security or breach notification. To the Knowledge of Seller, Seller has established and implemented policies, programs and procedures as required by applicable Laws or otherwise necessary and appropriate, including administrative, technical and physical safeguards, to protect the confidentiality, integrity and security of Personal Data in its possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of Seller, in the past three years Seller has not experienced any unauthorized access, disclosure, use or breach of security of any Personal Data in its possession, custody or control, or otherwise held or processed on its behalf or received any written claim, complaint, inquiry, or request for information from any Governmental Body related to Seller’s collection, processing, use, storage, security, and/or disclosure of Personal Data.

4.17.
Environmental Matters. Except as set forth in Schedule 4.17, (a) to the Knowledge of Seller, Seller is in compliance with all applicable Environmental Laws, including the possession of all Permits required under Environmental Laws and compliance with such Permits; (b) to the Knowledge of Seller, no Hazardous Materials related to Seller’s operation of the Business are present in or under the land, ground water and surface water at the Real Property; and (c) to the Knowledge of Seller, Seller has not received any written notice of any actual or alleged noncompliance with or Liability under any Environmental Law or Permit. Seller has provided to Buyer complete copies of all environmental audits, reports and other documents relating to Environmental Liabilities within Sellers’ actual possession relating to the Business or the Purchased Assets.

4.18.
Insurance. Schedule 4.18 contains a complete and correct list of all insurance policies maintained by the Seller (specifying the insurer, policy number, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid). All such insurance policies are in full force and effect, all premiums owed thereunder have been paid and Seller is not in default regarding its obligations under any of such insurance policies. To the Knowledge of Seller, Seller has not failed to give any notice or present any claim under any insurance policy in a timely fashion or in the manner required by such insurance policies. Except for workers’ compensation insurance claims incurred in the Ordinary Course of Business, Schedule 4.18(a) contains a list of all pending claims under such insurance policies, any instances in the past five years of a denial or limitation of coverage or claim by Seller under any such policy, and all claims paid by the insurers of such policies during the last five years. There is no claim by Seller pending under any such insurance policies as to which coverage has been questioned, denied or disputed by the relevant insurer.

4.19.
Brokers. The Transferors have not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the Transaction.

4.20.
W Vapes and Coffman Representations and Warranties. W Vapes and Coffman jointly and severally represent and warrant to Buyer that the representations and warranties set forth in this Section 4.20 are true and correct as of the Effective Date.

(a)            W Vapes Organization and Authority to Conduct Business. W Vapes is duly organized, validly existing and in good status under the Laws of the State of Delaware. W Vapes has full limited Liability company power and authority to conduct its business and to own and lease its properties and assets (except under Federal Cannabis Laws).

(b)            W Vapes Power and Authority; Binding Effect. W Vapes has all necessary power and authority and has taken all action necessary to authorize, execute and deliver this Agreement, to consummate the Transaction, and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by W Vapes and constitutes a legal, valid and binding obligation of W Vapes enforceable against W Vapes in accordance with its terms, except as such enforcement may be limited by Federal Cannabis Laws.

(c)            Ownership of Seller. W Vapes is the beneficial owner of Seller.

(d)            W Vapes No Conflict or Violation. The execution and delivery of this Agreement, the consummation of the Transaction, and the fulfillment of the terms of this Agreement, do not and will not result in or constitute (a) a violation of or conflict with any provision of the organizational or other governing documents of W Vapes, (b) a violation by W Vapes of any statute, rule, regulation, ordinance, by-law, code, order, judgment, writ, injunction, decree or award applicable to W Vapes which could result in a penalty or a loss of privilege or (c) an imposition of any Encumbrance (other than a Permitted Encumbrance) on the assets of W Vapes.

(e)             W Vapes Consents and Approvals. Except as set forth on Schedule 4.2, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by W Vapes or Coffman in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction other than from the Regulatory Authorities in connection with the Second Closing.

4.21.
Securities Matters. The Transferors jointly and severally represent and warrant to Buyer that the representations, warranties and acknowledgments set forth in this Section 4.21 are true and correct as of the Effective Date.

(i) No Prior Holdings; Acquisition for Investment. No Transferor is the registered or beneficial holder of any securities of Planet 13. The Transferors acknowledge they will be acquiring the Consideration Shares issuable pursuant to this Agreement for investment for their own account and not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and further represent that they have no present intention of selling, granting any participation in, or otherwise distributing the same. The Transferors further represent that they do not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Consideration Shares. The Transferors understand that any Consideration Share issuable hereunder will not be registered under the Securities Act, on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, and that Planet 13’s reliance on such exemption is predicated on the Transferors’ representation set forth herein, including the Transferors’ completion and execution of the Questionnaire. The Transferors further understand that any Consideration Share issuable hereunder will constitute a distribution of securities that is exempt from the prospectus requirement of applicable Canadian Securities Laws.

(ii) Investment Experience. Each Transferor acknowledges that it can bear the economic risk of the investment, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Consideration Shares. Each Transferor (x) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act (as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and has duly completed and executed the Questionnaire, in the form attached hereto as Exhibit H (the” Questionnaire”), and (y) agrees that it will not take any action that could negatively impact the availability of the exemption from registration provided by Section 4(a)(2) of the Securities Act with respect to the sale and the issuance of securities hereunder.

(iii) Information. The Transferors have carefully reviewed such information as they have deemed necessary with respect to the Consideration Shares. The Consideration Shares shall be subject to a hold period of four months and a day commencing not later than five Business Days after the First Closing Date under Canadian Securities Laws (depending upon the actual effective date of the issuance of the Certificate), and shall not be registered under Securities Act, and may not be offered or sold within the United States absent registration under United States federal and state securities laws or an applicable exemption from such United States registration requirements. To the Transferors’ full satisfaction, each Transferor has been furnished all materials requested by such Transferor relating to Planet 13, and the issuance of Consideration Shares hereunder, and each Transferor has been afforded the opportunity to ask questions of representatives of Planet 13, to obtain any information necessary to verify the accuracy of any representations or information made or given to such Transferor.

(iv) Restricted Securities. The Transferors understand that the Consideration Shares issuable pursuant to this Agreement may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state and federal securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Consideration Shares or any available exemption from registration under the Securities Act and applicable state and federal securities laws, the Consideration Shares must be held indefinitely. Without limitation of the foregoing, each of the Purchased Assets (excluding the MRB Inventory) and MRB Assets sold to the Buyer hereunder by Seller have a fair value of not less than CDN$150,000 and each Transferor understands that the Consideration Shares may not be resold under applicable Canadian Securities Laws before the date that is four (4) months plus one (1) day following the First Closing Date (subject to release of the Consideration Shares to the Seller pursuant to the Share Escrow Agreement (the “Stock Release”)), is aware that the certificate which it shall receive evidencing the Consideration Shares will bear a legend with respect to the resale restrictions under applicable Canadian Securities Laws in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE FIRST CLOSING DATE.

and, understands that after the date that is four (4) months plus one (1) day following the First Closing Date, subject to the occurrence of the Stock Release, the Consideration Shares may be resold under applicable Canadian Securities Laws in each Province and Territory of Canada, provided: (i) the trade is not a “control distribution” as defined in National Instrument 45-102 – Resale of Securities; (ii) no unusual effort is made to prepare the market or create a demand for the Consideration Shares; (iii) no extraordinary commission or consideration is paid in respect of such trade; and (iv) if the selling securityholder is an “insider” or “officer” of Planet 13 (as such terms are defined by applicable Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that Planet 13 is in default of applicable Canadian Securities Laws. Unless registered under the Securities Act and applicable state securities laws, the certificate representing the Consideration Shares shall also bear a legend in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE BENEFIT OF ANY NATIONAL, CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES, EXCEPT: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH (1) RULE 144 OR (2) RULE 144A UNDER THE SECURITIES ACT AND WITH APPLICABLE STATE SECURITIES LAWS, (D) IN CONNECTION WITH ANOTHER EXEMPTION UNDER THE SECURITIES ACT, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER, UPON THE ISSUER RECEIVING, IN THE CASE OF CLAUSES (C)(1) AND (D) ABOVE, AN OPINION OF COUNSEL FOR THE HOLDER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing, (i) at any time Planet 13 or its successor company is a “foreign issuer”, as defined in Rule 902(e) of Regulation S of the Securities Act, if such securities are being sold in accordance with the requirements of Rule 904 of Regulation S of the Securities Act, as referred to above, and in compliance with local Laws and regulations, the legend may be removed by providing a declaration to the Planet 13’s transfer agent for such securities, in the form as may be prescribed by Planet 13 or its successor company from time to time, together with any other evidence, which may include an opinion of counsel of recognized standing reasonably satisfactory to Planet 13 or its successor company to the effect that such legend is no longer required under applicable requirements of the Securities Act, required by Planet 13 or its successor company or such transfer agent; and (ii) if any such securities are being sold pursuant to Rule 144 under the Securities Act, the legend may be removed by delivery to the registrar and transfer agent for such securities of an opinion of counsel of recognized standing reasonably satisfactory to Planet 13 or its successor company to the effect that such legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws.

The Seller is acquiring the Consideration Shares as principal for its own account and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling the Consideration Shares in any Province or Territory of Canada. The Seller is an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators and is able to bear the economic risk of an investment in the Consideration Shares.

The Transferors acknowledge that Planet 13 may be required to file a report with the Canadian securities regulatory authorities containing personal information about Coffman and the other beneficial owners of Seller and W Vapes, including their full names, addresses and telephone numbers, the number and type of securities purchased, the total purchase price paid for the securities, the date of the closing and the exemption relied upon under applicable Canadian Securities Laws.

(v)            Rule 144. Transferors understand and acknowledge that (i) if Planet 13 or any successor company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, other than a Capital Pool Company (as such term is defined in the TSXV Corporate Finance Manual), Rule 144 under the Securities Act may not be available for resales of the Consideration Shares and (ii) Planet 13 is not obligated to make Rule 144 under the Securities Act available for resales of such Consideration Shares.

(vi)            No Registration Statement. Transferors understand and acknowledge that Planet 13 has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Consideration Shares in the United States.

(vii)            Foreign Issuer. Transferors understand and acknowledge that Planet 13 or any successor company (i) is not obligated to remain a “foreign issuer” within the meaning of Rule 902(e) of Regulation S of the Securities Act, (ii) may not, at the time the Consideration Shares are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause Planet 13 or any successor company not to be a foreign issuer, and if Planet 13 or any successor company is not a foreign issuer at the time of sale or transfer of the Consideration Shares pursuant to Rule 904 of Regulation S of the Securities Act, the certificate representing the Consideration Shares may continue to bear the legend described above.

(viii)             Financial Statements. Each Transferor understands and acknowledges that the financial statements of Planet 13 have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Each of Buyer and Planet 13 represents and warrants to Transferors that each of the representations and warranties set forth in this Article 5 are true and correct as of the Effective Date and shall be true and correct on the First Closing Date and on the Second Closing Date. Notwithstanding anything to the contrary provided in this Agreement (in addition to any specific exception to Federal Cannabis Laws and any similar Law set forth in this Article 5), all representations, warranties, covenants and disclosures of Buyer and Planet 13 in this Article 5 are being made with exception to and not with respect to Federal Cannabis Laws.

5.1.
Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Nevada. Buyer has full corporate power and authority to conduct its business and to own and lease its properties and assets (except under Federal Cannabis Laws). Planet 13 Holdings Inc is a corporation duly organized, validly existing and in good standing under the Business Corporations Act (British Columbia). Planet 13 has full corporate power and authority to conduct its business and to own and lease its properties and assets (except under Federal Cannabis Laws).

5.2.
Authority; Authorization; Binding Effect. Each of Buyer and Planet 13 have all necessary power and authority to execute and deliver this Agreement and to consummate the Transaction and to perform its obligations under this Agreement (except under Federal Cannabis Laws). This Agreement has been duly executed and delivered by Buyer and Planet 13 and constitutes a legal, valid and binding obligation of Buyer and Planet 13 respectively, enforceable against Buyer and Planet 13 in accordance with its terms, except as such enforcement may be limited by Federal Cannabis Laws.

5.3.
Consents and Approvals. Subject to the requirements under the Nevada Cannabis Laws, and applicable Canadian Securities Laws and U.S. securities laws filings and Canadian Securities Exchange requirements, and except as set forth on Schedule 5.3 of the Disclosure Schedules, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer or Planet 13 in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction.

5.4.
No Brokers. The Planet 13 Parties have not entered into any agreement, arrangement or understanding with any Person which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the Transaction.

ARTICLE 6
PRE-CLOSING COVENANTS

6.1. Reasonable Best Efforts. During the period from the Effective Date and continuing until the earlier of the termination of this Agreement or the Second Closing Date:

(a)           Each Party will cooperate with the other Party and use its commercially reasonable efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and the ancillary documents referenced in this Agreement and applicable Law to consummate and make effective the Transaction as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party and/or Governmental Authority necessary, proper or advisable to consummate the Transaction, and (iii) execute and deliver such documents, certificates and other papers as a Party may reasonably request to evidence the other Party’s satisfaction of its obligations hereunder. Subject to applicable Law relating to the exchange of information and in addition to Section 6.1(b), the Parties will have the right to review in advance, and, to the extent practicable, each will consult the other Party on, any information relating to Seller or Buyer and their respective Affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transaction.

(b)           Without limiting the forgoing Section 6.1(a), the Parties will: (i) cooperate with one another promptly to determine whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable Law, and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations or approvals.

(c)           Without limiting Section 6.1(a), Seller shall not voluntarily mortgage, pledge, or subject to any lien any of the Purchased Assets or MRB Assets. Transferors hereby undertake and agree that until the earlier of Second Closing Date or the valid termination of this Agreement, neither Transferor or their respective affiliates shall, and shall cause their respective officers, owners, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents and other representatives (collectively, “Representatives”) not to, directly or indirectly:

(i) Initiate, solicit, encourage or knowingly facilitate or induce the submission of any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, any “Alternative Transaction” (defined as a proposal with respect to the purchase of the Purchased Assets, any equity in the owner of such assets, or a merger, exchange, recapitalization, reorganization, or other transaction resulting in a change of control of the subsidiaries which own the Purchased Assets.

(ii) Engage or participate in any discussions or negotiations regarding, or provide or cause to be provided any non-public information or data relating to the Business or the Purchased Assets or have any discussions with any person relating to, an actual or proposed Alternative Transaction; or

(iii) Enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar statement of intention or agreement relating to any Alternative Transaction.

(d)           Each Party will keep the other Party reasonably apprised of the status of matters relating to the completion of the Transaction and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Authority. In that regard, each Party will without limitation: (i) promptly notify the other Parties of, and if in writing, furnish the other Party with copies of (or, in the case of material oral communications, advise the other Party orally of) any communications from or with any Governmental Authority with respect to the Transaction, (ii) permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority, (iii) not participate in any meeting with any such Governmental Authority unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate, (iv) furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Authority with respect to this Agreement, any ancillary documents and the Transaction, and (v) furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority. Notwithstanding the foregoing, Seller shall not be required to disclose any information it reasonably believes is subject to any applicable privilege or obligations of confidentiality.

(e)           Seller shall not amend any Assumed Contracts or enter into any new Contracts or other agreements with any third party related to the Purchased Assets or MRB Assets without giving Buyer the opportunity to review such amendments, Contracts or other agreements and receiving the consent of Buyer, which consent shall not be unreasonably, withheld, conditioned or delayed.

6.2.
Intentionally Omitted.

6.3.
Confidentiality and Publicity. The Parties to this Agreement acknowledge, covenant and agree that each Party and such Party’s Representatives and Affiliates will keep all information relating to the Parties confidential, and no Party, its Representatives or Affiliates will disclose or allow to be disclosed any confidential information with respect to the other Party, directly or indirectly, to any third party without the prior written approval of all Parties, except where the information is already generally available to the public through no act of a Party or where a Party is required by any applicable Law to disclose confidential information (and then prior notice of such disclosure shall be given to the other Parties). Notwithstanding the foregoing, the Mutual Non-Disclosure Agreement between the Parties dated June 12, 2020, shall also continue in effect.

6.4.
Access. During the period from the Effective Date and continuing until the earlier of the termination of this Agreement or the First Closing Date, Seller will permit Representatives of Buyer (including legal counsel and accountants) to have, upon prior written notice, reasonable access during normal business hours and under reasonable circumstances, and in a manner so as not to interfere with the normal business operations of Seller, to the premises, personnel, books, records (including Tax records (but excluding income Tax Returns of any federal consolidated (and state combined or unitary) group of which Seller is a member and limited with respect to all other Tax Returns and correspondence with accountants to the portions of such Tax Returns and correspondence with accountants that specifically relate to Seller)), material Contracts, Permits and documents of or pertaining to the Business, subject to applicable Laws and security procedures of Seller and the Company. Neither Buyer, Planet 13, nor any of their Representatives will contact any employee, customer, supplier or landlord of Seller without the prior approval of Seller prior to the First Closing Date.

6.5.
Notification of Certain Matters. During the period from the Effective Date and continuing until the earlier of the termination of this Agreement or the Second Closing Date, except as prohibited by applicable Law, each Party will give prompt notice to the other Parties of (a) the occurrence or nonoccurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the First Closing or Second Closing such that the conditions set forth in Section 7.2(a), Section 7.2(o) or Section 7.3(a) would not be satisfied, and (b) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder such that the conditions set forth in Section 7.2(e), 7.2(p) or Section 7.3(b) would not be satisfied.

6.6.
 Applications for Regulatory Approval. Promptly following the First Closing, Buyer will prepare, and Buyer and Seller will submit the applicable Applications with the Regulatory Authorities in order to obtain the consent and approval of the Regulatory Authorities for the transfer or substitution of Buyer as the owner of the MRB Licenses. Seller will cooperate in good faith with Buyer and take all actions necessary to support the timely submission of the Applications. Buyer and Seller agree to execute and deliver any forms required by the Regulatory Authorities for the transfer or substitution of Buyer as the owner of the MRB Licenses. Buyer and Seller shall promptly respond to requests for additional information, documents, forms or fees from any Regulatory Authorities with jurisdiction to approve the transfer or substitution of Buyer as owner of the MRB Licenses. Seller’s obligation to seek the Regulatory Approvals will be an ongoing post-First Closing covenant until successful completion thereof and the Second Closing occurs. Notwithstanding the foregoing, in no event shall Seller be obligated to incur any costs, including, but not limited to, any filing fees with respect to the foregoing activities.

6.7.
 Disclosure Schedules. Between the Effective Date and the First Closing Date, Transferors
shall use Transferors’ reasonable best efforts to promptly correct and supplement the information set forth on the Disclosure Schedules delivered by Transferors pursuant to this Agreement in order to cause such Disclosure Schedule to remain correct and complete in all respects. Transferors’ delivery to the Planet 13 Parties of any corrections or supplements shall, without further notice or action on the part of Transferors or Buyer, immediately and automatically constitute an amendment to the Disclosure Schedule to which such corrections and supplements relate; provided, however, that solely for purposes of determining whether the condition precedent pursuant to Section 7.3.(a) has been satisfied, or whether Buyer has the right to terminate this Agreement pursuant to Section 8.1), any such amendment to the Disclosure Schedule shall be disregarded.

(a) The information in the Disclosure Schedules constitutes: (i) exceptions to particular representations, warranties, covenants and obligations of Transferors as set forth in this Agreement; or (ii) descriptions or lists of assets and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the Disclosure Schedules shall control.

(b) The Disclosure Schedules shall be deemed to be a part of this Agreement and are fully incorporated into this Agreement by reference. Any capitalized terms used in the Disclosure Schedules but not otherwise defined therein shall have the meanings ascribed to such terms in this Agreement. The inclusion of any item referenced in one section or subsection of the Disclosure Schedules shall be deemed to refer to (a) the corresponding section or subsection of this Agreement and (b) any other section or subsection of the Disclosure Schedules (and accordingly to the applicable sections or subsections of this Agreement), whether or not an explicit cross-reference appears, if the applicability of such item to the other section or subsection is reasonably apparent on the face of such disclosure

ARTICLE 7

CONDITIONS TO FIRST CLOSING AND SECOND CLOSING

7.1
Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Transaction will be subject to the satisfaction at or prior to the First Closing Date and/or the Second Closing Date, as applicable, of the following conditions, any or all of which may be waived in writing by a
Party with respect only to itself, in whole or in part, to the extent permitted by applicable Law:

(a)
Proceedings.

(i) No Governmental Authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered, other than the Federal Cannabis Laws, any statute, rule, regulation, or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction.

(ii) No Proceeding will have been commenced against any Party which could reasonably prevent the First Closing or Second Closing to occur (either by way of injunction or other legal remedy).

(iii) There will be no other legal impediment to the First Closing or Second Closing, except for the existence of the Federal Cannabis Laws.

(iv) There will be no Nevada-state or local mandated closure of the cannabis dispensaries located in Las Vegas, Nevada.

(v) The Excluded Management Agreement will be terminated on terms acceptable to Seller.

7.2.            Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Transaction are subject to satisfaction of the following additional conditions, any or all of which may be waived in writing by Buyer, in whole or in part, to the extent permitted by applicable Law:

(a)             Representations and Warranties. The representations and warranties of Seller set forth in this Agreement will be true and correct in all material respects (giving effect to the applicable exceptions set forth in the Disclosure Schedules but without giving effect to any limitation as to “materiality”) as of the First Closing Date and Second Closing Date, as if made as of such time (except to the extent that such representations and warranties expressly speak as of another date, in which case such representations and warranties will be true and correct as of such date). Buyer will have received a certificate signed on behalf of Seller to such effect.

(b)             Title to Purchased Assets and MRB Assets. As of the First Closing Date Seller shall have good and valid title to, or a valid leasehold in, all of the Purchased Assets (except for the Second Closing MRB Assets), free and clear of all Encumbrances except for Permitted Encumbrances. With respect to the Second Closing, subject to the Nevada Cannabis Laws and satisfaction of all other conditions precedent hereunder to transfer of the Second Closing MRB Assets to Buyer on the Second Closing Date, Seller shall have on or before the Second Closing Date, good and valid title to, or a valid leasehold in, all of the Second Closing MRB Assets, free and clear of all Encumbrances, other than Permitted Encumbrances and the full and unrestricted power to sell, assign, transfer and deliver the Second Closing MRB Assets pursuant to the terms of this Agreement.

(c)             Organization and Authority of Seller to Conduct Business. As of the First Closing Date, Seller shall be duly organized, validly existing and in good status under the Laws of the State of Nevada. Seller shall have full limited liability company power and authority to conduct the Business and to own and lease its properties and assets (except under Federal Cannabis Laws).

(d)             Good Standing. Seller shall have delivered to Buyer a certificate of the secretary or an officer of Seller, in form and substance reasonably satisfactory to Buyer, certifying as to (i) the certificate of formation of Seller, as amended, certified by the Secretary of State of the State of Nevada, as of a recent date, and stating that no amendment has been made to such articles since such date; (ii) its operating agreement or equivalent; (iii) the resolutions or authority of its respective members and/or managers authorizing the execution and performance of the Transaction Documents and the transactions contemplated thereby; (iv) a certificate of good standing, as of a recent date, certified by the Secretary of State of the State of Nevada, and (v) incumbency and signatures of its respective officers executing the Transaction Documents.

(e) MRB Licenses. As of the First Closing Date and the Second Closing Date, the MRB Licenses shall constitute all Permits used in the operation of and necessary to conduct the Business and all MRB Licenses shall be valid and in full force and effect with no Proceeding pending or, to the Knowledge of Seller, threatened to revoke or limit any of the MRB Licenses.

(f) Agreements and Covenants. Transferors shall have performed and complied with all of their covenants hereunder in all material respects through the First Closing Date and the Second Closing Date, respectively, and Buyer will have received a certificate signed on behalf of Seller to such effect.

(g) Documents. As of the First Closing Date, the Management Agreement and all of the documents, instruments and agreements to be executed and/or delivered pursuant to this Agreement at the First Closing, including the First Closing Documents and such other customary instruments of transfer, assumption, filings, assignments or other documents, in form and substance reasonably satisfactory to Buyer and Seller, will have been executed by the Parties thereto other than Buyer and delivered to Buyer. As of the Second Closing Date, all of the Second Closing Date Documents, to be executed and/or delivered pursuant to this Agreement, in form and substance reasonably satisfactory to Buyer and Seller, will have been executed by the Parties thereto other than Buyer and delivered to Buyer.

(h) UCC Release/Payoffs Required at First Closing. Seller shall have delivered to Buyer releases or pay-off letters from the applicable lenders with respect to all outstanding Closing Indebtedness of Seller and evidence satisfactory to Buyer that all Encumbrances affecting Seller or the Purchased Assets will be released upon the consummation of the First Closing (including, where applicable, UCC termination statements authorized to be filed by Buyer upon the consummation of the Closing);

(i) Designation of Point of Contact. As of the First Closing Date, Buyer shall have the right to designate an individual to serve as the new point of contact to manage all communications with the Regulatory Authorities regarding the MRB Licenses, and Seller shall take all necessary steps to ensure that the individual designated by Buyer is listed as the point of contact with the Regulatory Authorities for the MRB Licenses.

(j) Consents and Approvals. As of the First Closing Date and the Second Closing Date, as applicable, Seller will have received all of the consents and approvals set out in Schedule 4.2 of the Disclosure Schedules, on terms satisfactory to Buyer and Seller in their reasonable discretion.

(k) Material Adverse Change. As of the First Closing Date, there shall have occurred no Material Adverse Effect between the Effective Date and the First Closing Date.

(l) Lease and Option Agreement. As of the First Closing Date, Rx Land shall have acquired the Leased Premises, and Seller and Rx Land shall have entered into the Lease and the Option Agreement.

(m) Regulatory Confirmation. With respect to the First Closing only, Buyer shall have received assurances reasonably satisfactory to Buyer that the MRB Licenses are, subject to approval from the Regulatory Authorities, transferable to Buyer under the Nevada Cannabis Laws.

(n) Regulatory Approvals. With respect to the Second Closing only, Buyer and Seller shall have received the Regulatory Approvals. Any waiver of the closing condition set forth in this Section 7.2(n) as to any individual MRB Licenses will not result in a reduction in the Purchase Price.

(o) Destruction of Excluded MRB Inventory. On or prior to the First Closing, Indus shall have destroyed or sold as the case may be, the Excluded Inventory in compliance with Nevada Cannabis Laws.

7.3. Additional Conditions to Obligations of Transferors. The obligations of Transferors to effect the Transaction are subject to satisfaction of the following additional conditions, any or all of which may be waived in writing by Transferors, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Planet 13 Parties set forth in this Agreement will be true and correct in all material respects (without giving effect to any limitation as to “materiality”) as of the First Closing Date and the Second Closing Date, as if made as of such time (except to the extent that such representations and warranties expressly speak as of another date, in which case such representations and warranties will be true and correct as of such date). Transferors will have received a certificate signed on behalf of the Planet 13 Parties to such effect.

(b) Agreements and Covenants. The Planet 13 Parties will have performed and complied with all of their covenants hereunder in all material respects through the First Closing Date and the Second Closing Date. Transferors will have received a certificate signed on behalf of Planet 13 Parties to such effect.

(c) Documents. As of the First Closing Date, the Management Agreement and all of the documents, instruments and agreements to be executed and/or delivered at the First Closing pursuant to this Agreement, including the First Closing Documents and such other customary instruments of transfer, assumption, filings, assignments or other documents, in form and substance reasonably satisfactory to Seller, will have been executed by the parties thereto other than Seller and delivered to Seller. As of the Second Closing Date, all of the Second Closing Date Documents, instruments and agreements to be executed and/or delivered pursuant to this Agreement, including customary instruments of transfer, assumption, filings, assignments or other documents, in form and substance reasonably satisfactory to Seller, will have been executed by the parties thereto other than Seller and delivered to Seller.

(d) Consents and Approvals. As of the First Closing Date and the Second Closing Date, as applicable, Seller will have received all of the consents and approvals set out in Schedule 4.2 of the Disclosure Schedules, on terms satisfactory to Buyer and Seller in their reasonable discretion.

(e) Regulatory Approvals. With respect to the Second Closing only, Buyer and Seller shall have received the Regulatory Approvals. Any waiver of the closing condition set forth in this Section 7.3(e) as to any individual MRB Licenses will not result in a reduction in the Purchase Price.

(f) Termination of Indus Transaction. Transferors shall have terminated (i) their obligation to sell the Purchased Assets and the MRB Assets to Indus and its Affiliates (the “Prior APA”), (ii) the current lease between Seller and Indus, and (iii) the Excluded Management Agreement, on terms acceptable to Transferors.

ARTICLE 8

TERMINATION

8.1. Termination Prior to First Closing Date.

(a)           This Agreement may be terminated and the Transaction may be abandoned at any time prior to the First Closing Date:

(i)
By mutual written consent of Buyer and Seller;

(ii)
By either Buyer or Seller if:

(A) the First Closing Date has not occurred on or before August 31, 2020 or another date mutually agreed to in writing by Buyer and Seller; provided, that the right to terminate this Agreement under this Section 8.1(a)(ii)(A) will not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of the failure of the First Closing Date to have occurred on or before such date;

(B) a Governmental Authority shall have issued an Order or taken any other action (excluding any Order or action arising under, relating to or in connection with the Federal Cannabis Laws), in each case that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the Transaction or any part of it; provided that this Agreement shall not be terminated unless the Party terminating this Agreement has utilized commercially reasonable efforts to oppose the issuance of such Order, decree or ruling or the taking of such action;

(iii)                 By Buyer, if (i) any of the representations and warranties of Seller or W Vapes in this Agreement become untrue or inaccurate in any material respect such that Section 7.2(a) would not be satisfied or (ii) there has been a material breach on the part of Seller or W Vapes of any of their respective covenants or agreements contained in this Agreement such that Section 7.2(e) would not be satisfied; or

(iv)                 By Seller if (i) any of the representations and warranties of Buyer or Planet 13 in this Agreement become untrue or inaccurate in any material respect such that Section 7.3(a) would not be satisfied or (ii) there has been a material breach on the part of Buyer or Planet 13 of any of its covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied.

(b)           Notice of Termination. If Buyer intends to terminate this Agreement under Sections 8.1(a)(ii)(A), 8.1(a)(ii)(B), or 8.1(a)(iii , or if Seller intends to terminate this Agreement under Sections 8.1(a)(ii)(A), 8.1(a)(ii)(B) or 8.1(a)(iv), such Person will provide the other Party with written notice of their intent, indicating in reasonable detail the deficiencies relied upon to terminate this Agreement.

(c)           Effect of Termination. In the event of the termination of this Agreement pursuant to any provision of Section 8.1(a), this Agreement (other than this Section 8.1(c), Section 6.3 and Article 10, which will survive such termination) will forthwith become void, and there will be no Liability on the part of any Party or any of their respective officers or managers to the other and all rights and obligations of any Party will cease; provided, however, that nothing in this Section 8.1(c) will relieve any Party from Liability for fraud in the giving of any representations or warranties or for any willful and material breach, prior to termination of this Agreement.

8.2.
Termination After First Closing Date and Prior to Second Closing Date.

(a)           If the Regulatory Authorities deny the issuance of the Regulatory Approvals prior the first anniversary of the First Closing Date, then, the Seller, in its sole discretion, may elect to terminate this Agreement and unwind the Transaction (except for the purchase of the MRB Inventory on the First Closing Date), and exercise its option to under the Option Agreement to reacquire the Real Property and Tangible Personal Property in which case the parties shall take the action described below:

(A) The Consideration Shares issued on the First Closing Date shall be returned to Planet 13, the Share Escrow Agreement cancelled and such Consideration Shares cancelled by Planet 13;

(B) all ancillary documents executed in connection with this Agreement, (including the First Closing Documents) shall be terminated;

(C) Seller and Rx Land lease shall be cancelled;

(D) all of Tangible Personal Property transferred to Buyer pursuant to this Agreement shall be returned to the full ownership and control of Seller, free and clear of any Encumbrances other than Encumbrances existing as of the First Closing Date or approved in writing by Seller and the Buyer; provided, however, that to the extent Buyer no longer owns certain Tangible Personal, reasonable replacement assets may be transferred to Seller in substitution, as determined in good faith by mutual agreement of the Parties;

                                                           (E) If permitted by the Regulatory Authorities, the Parties will work together in good faith to take such actions as are commercially reasonable to return the Parties to the situation and condition existing immediately prior to the First Closing; and

(F) Buyer will terminate the Management Agreement, and will be responsible for the cancellation, payment, or satisfaction of any liabilities and obligations incurred by Buyer under the Management Agreement which are not automatically cancelled or terminated upon the termination of the Management Agreement, unless Seller, in its sole discretion, elects in writing to assume such liabilities and/or obligations;

(G) the Parties will work together in good faith to execute and deliver and take such additional actions as are reasonably necessary to return the Parties to the situation and condition existing immediately prior to the First Closing,

(b)           If the Regulatory Authorities have not issued all Regulatory Approvals within six (6) years of the First Closing Date for any reason (and if Section 8.2(a) has not previously applied) then, this Agreement shall terminate and:

(A) The Consideration Shares shall be returned to Planet 13, the Share Escrow Agreement terminated, and such Consideration Shares cancelled by Planet 13;

(B) all ancillary documents executed in connection with this Agreement, (including the First Closing Documents) shall be terminated;

(C) Seller shall assume the Lease from Rx Land;

(D) all of the Tangible Personal Property transferred to Buyer pursuant to this Agreement (subject to changes reflecting the operation of the Business in the ordinary course) shall be returned to the full ownership and control of Seller, free and clear of any Encumbrances other than Encumbrances existing as of the First Closing Date or approved in writing by Seller and the Buyer; provided, however, that to the extent Buyer no longer owns certain Tangible Personal Property, reasonable replacement assets may be transferred to Seller in substitution, as determined in good faith by mutual agreement of the Parties;

                                                           (E) If permitted by the Regulatory Authorities, the Parties will work together in good faith to take such actions as are commercially reasonable to return the Parties to the situation and condition existing immediately prior to the First Closing; and

(F) Buyer will terminate the Management Agreement, and will be responsible for the cancellation, payment, or satisfaction of any liabilities and obligations incurred by Buyer under the Management Agreement which are not automatically cancelled or terminated upon the termination of the Management Agreement, unless Seller, in its sole discretion, elects in writing to assume such liabilities and/or obligations;

(G) the Parties will work together in good faith to execute and deliver and take such additional actions as are reasonably necessary to return the Parties to the situation and condition existing immediately prior to the First Closing,

(c)           In the event of the termination of this Agreement pursuant to Section 8.2(a)(ii), this Agreement (other than Section 8.2(a)(ii), this Section 8.2(c), Section 6.3 and Article 10, which will survive such termination) will forthwith become void, and there will be no Liability on the part of any Party or any of their respective officers or managers to the other and all rights and obligations of any Party will cease; provided, however, that nothing in this Section 8.2(c) will relieve any Party from Liability for fraud in the giving of any representations or warranties or for any willful and material breach, prior to termination of this Agreement in accordance with its terms, of any covenant or agreement contained in this Agreement.

ARTICLE 9
COVENANTS AND CONDUCT OF THE PARTIES AFTER THE FIRST CLOSING AND

SECOND CLOSING

9.1.
Survival and Indemnification.

(a)           Survival of Representations, Warranties, Covenants and Agreements. All representations and warranties of Seller and Buyer contained in this Agreement will survive the Second Closing Date for a period of two (2) years. Any claim made by Buyer or Seller based on fraud in the giving of any representations and warranties will survive indefinitely. All covenants and agreements made by Seller and Buyer contained in this Agreement (including the obligation of Buyer and Seller to submit the Applications (pursuant to Section 6.6) and to convey the MRB Assets (pursuant to Section 2.2) to Buyer), will survive the First Closing Date and Second Closing Date until fully performed or discharged. Any written claim for breach of representation and warranty delivered prior to the above-referenced applicable expiration date to the Party against whom such indemnification is sought will survive thereafter and, as to any such claim, such expiration, if any, will not affect the rights to indemnification under this Article 9 of the Party making such claim.

(b)
Indemnification by Seller.

(i)           Seller agrees to defend, indemnify and hold harmless the Planet 13 Parties and their Affiliates, and the managers, directors, officers and employees of the Planet 13 Parties and their respective Affiliates (each a “Buyer Party” and collectively, the “Buyer Parties”), from, against, and in respect of:

(A) any and all Losses suffered or incurred by a Buyer Party by reason of any breached or untrue representation or warranty of Seller contained in Article 4 of this Agreement;

(B) any and all Losses suffered or incurred by a Buyer Party by reason of the breach of or non-compliance with any covenant or agreement by Seller contained in this Agreement or any ancillary agreements executed in connection with this Agreement;

(C) any and all Losses suffered or incurred by a Buyer Party attributable to (1) any and all Taxes of Seller, (2) without duplication, and subject to Section 2.5 (Transfer Taxes), any and all Taxes (or the non-payment thereof) imposed on Buyer with respect to the Purchased Assets and MRB Licenses attributable to any Pre-Closing Tax Period or any MRB Pre-Closing Tax Period, and (3) any and all withholding, payroll, social security, unemployment or similar Taxes attributable to any payments made by Seller that are contingent upon or payable as a result of the transactions contemplated by this Agreement;

(D) any and all Losses suffered or incurred by a Buyer Party by reason of any Excluded Liabilities or Excluded Assets or Taxes which are the responsibility of Seller pursuant to Section 9.2;

(E) any and all Losses suffered or incurred by a Buyer Party by reason of any Third-Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Second Closing Date, except to the extent indemnified by Buyer as set forth in Section 9.1(c)(iv) below; and

(F) any and all Losses suffered or incurred by a Buyer Party by reason of fraud by Seller.

(ii)           W Vapes and Coffman jointly and severally agree to defend, indemnify and hold harmless the Buyer Parties from, against, and in respect of:

(A) any and all Losses suffered or incurred by a Buyer Party by reason of any breached or untrue representation or warranty of W Vapes and Coffman contained in Article 4 of this Agreement;

(B) any and all Losses suffered or incurred by a Buyer Party by reason of the breach of or non-compliance with any covenant or agreement by W Vapes and Coffman contained in this Agreement or any ancillary agreements executed in connection with this Agreement; and

(C) by a Transferor Taxes which are the responsibility of Seller pursuant to Section 9.2;

(D)    any and all Losses suffered or incurred by a Buyer Party by reason of fraud by Transferors.

(c)    Indemnification by Planet 13 Parties. The Planet 13 Parties jointly and severally agree to indemnify and hold harmless the Transferors and their Affiliates, and the managers, officers and employees of Seller and their respective Affiliates (each a “Seller Party”), and collectively, the “Seller Parties”) from, against, and in respect of:

(i) any and all Losses suffered or incurred by a Seller Party by reason of any breach of a representation or warranty by a Planet 13 Party contained in Article 5 of this Agreement;

(ii) any and all Losses suffered or incurred by a Seller Party by reason of the breach of or non-compliance with any covenant or agreement by a Planet 13 Party contained in this Agreement or any ancillary agreements executed in connection with this Agreement;

(iii) any and all Losses suffered or incurred by a Seller Party by reason of any Assumed Liabilities, or Taxes which are the responsibility of the Planet 13 Parties pursuant to Section 9.2.

(iv) any and all Losses suffered or incurred by a Seller Party by reason of any Third-Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Business (including the Purchased Assets, and Assumed Liabilities) conducted, existing or arising after the First Closing Date (to the extent that such Third-Party Claim does not relate to the MRB Assets or the actions of Seller after the First Closing Date and prior to the Second Closing Date); and

(v) any and all Losses suffered or incurred by a Seller Party by reason of fraud by a Planet 13 Party.

(d)    Notification of Claims. In the event that any party hereto entitled to indemnification pursuant to this Agreement (the “Indemnified Party”) proposes to make any claim for such indemnification, the Indemnified Party will deliver to the indemnifying party (the “Indemnifying Party”), which delivery with respect to the Losses arising from breaches of representations and warranties will be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1(a) hereof, a signed certificate, which certificate will (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made, and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party will give notice to the Indemnifying Party promptly following its receipt of service of any suit or proceeding initiated by a third party which pertains to a matter for which indemnification may be sought (a “Third Party Claim”); provided, however, that the failure to give such notice will not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

(e)    Defense of Third Party Claims. Any Indemnified Party will in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party will join in any action, litigation, arbitration or proceeding, provided that the Indemnified Party will pay its own costs caused by such joinder. The Indemnified Party will not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, for which the Indemnified Party seeks indemnification under this

Agreement, without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

(f)
Other Indemnification Matters.

(i) All indemnification payments made pursuant to this Section 9.1 by the Transferors will be treated as an adjustment to the Purchase Price unless otherwise required by applicable Law.

(ii) Except (A) with respect to claims based upon fraud, (B) for remedies that cannot be waived as a matter of Law and (C) injunctive and provisional relief in accordance with the terms of this Agreement, if the First Closing occurs, this Section 9.1 will be the sole and exclusive remedy for breach of, inaccuracy in, or failure to comply with, any representation, warranty, or covenant contained in this Agreement, or otherwise in respect of the transactions contemplated by this Agreement.

(iii) With respect to any indemnification payment obligations of Seller, W Vapes or Coffman under this Section 9.1 that is determined to be a Final Indemnification Claim, a Buyer Party shall be entitled to recover such amounts from Seller, W Vapes or Coffman, as applicable, under this Agreement. provided, that, such recovery shall come from the following sources in the following order of priority: first, from the Consideration Shares, and second, from Seller, W Vapes or Coffman, as applicable. Any Consideration Shares that is used in satisfaction of such indemnification obligation shall be valued at the greater of: (i) the volume weighted average trading price of the Consideration Shares on the Canadian Securities Exchange during the 10-trading day period preceding such payment date, and (ii) the value of such Restricted Shares established at the First Closing. A “Final Indemnification Claim” shall mean any claim by any Transferor against Seller or W Vapes pursuant to Section 9.1(b) with respect to any Losses suffered or incurred by any Transferor that is (i) subject to a written agreement between Seller and any Transferor, (ii) a final settlement between Seller and any Transferor; or (iii) a final adjudication determined by a court of competent jurisdiction that an indemnification obligation is owing by Seller to a Buyer Party.

(iv) No Buyer Party shall be entitled to indemnification with respect to the breach or inaccuracy of any representation or warranty unless, until and only to the extent that any Buyer Party (individually or collectively with all other Buyer Parties) has suffered or incurred actual Losses in respect aggregating in excess of $75,000 (the “Basket”), in which case Buyer Parties shall be entitled to recover all Losses to the extent they exceed the Basket, subject to the other limitations set forth herein.

(v) In no event shall Seller Parties be obligated to indemnify Buyer Parties with respect to the breach or inaccuracy of any representation or warranty for amounts in excess of $4,100,000 (the “Purchase Price Cap”).

9.2.
Tax Matters.

(a) The amount of any Taxes based on or measured by income, receipts, profits, including, without limitation sales, use, value added, excise, employment, payroll or withholding taxes arising prior to or First Closing Date applicable, shall be the obligation of Seller.

(b) Buyer and Seller will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are available and reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

9.3.
Agreement Not To Compete.

(a) For a period ending on the earlier of: (i) the termination of this Agreement, or (ii) five (5) years from and after the First Closing Date (the “Restricted Period”), each Transferor and A. Todd Justice (the “Obligated Parties”) shall not, and shall cause its Affiliates not to, directly or indirectly, own, operate, lease, manage, control, engage in, invest in, lend to, own any debt or equity security of, permit its or his name to be used by, act as consultant or advisor to, render services for (alone or in association with any person, firm, corporate or other business organization) or otherwise assist in any manner or be involved in any other capacity with any business that engages in business activities competitive with the Business (a “Competing Business”) (including any Person engaged in whole or in part in any Competing Business) from a physical location anywhere in Nevada; provided, however, that nothing herein shall prohibit any Obligated Party from (i) taking any of the foregoing actions or acting in any of the foregoing capacities with respect to a business that is a Competitive Business solely by reason of producing, manufacturing, marketing and selling hemp CBD products or (ii) being a passive beneficial owner (including “group” that is a beneficial owner) of less than two percent (2%) of any class of securities of any entity that is registered pursuant to the Securities Act and traded on a national securities exchange.

(b) During the Restricted Period, no Obligated Party shall, and each shall cause its Affiliates not to, directly or indirectly: (i) induce or attempt to induce any of employee or consultant to leave the employ of, or engagement with, Buyer, or materially interfere with the relationship between Buyer and any employee or consultant, (ii) hire or engage any employee or consultant of the Planet 13 Parties or any of their Affiliates (or any person who was an employee or consultant of any Planet 13 Party or any of its Affiliates within the preceding 12 months, unless such employment or consulting relationship was terminated by Buyer) or (iii) induce or attempt to induce any person or entity who is or was within the prior two years a customer, supplier, licensee, licensor, franchisee or other business relation of any Transferor to cease doing business with any of the Planet 13 Parties or materially interfere with the relationship between any Planet 13 Party and any such Person.

(c) During the Restricted Period, each Obligated Party shall not, and shall cause its Affiliates not to, make or publish any statement or communication which is disparaging, negative or unflattering with respect to any of the Planet 13 Parties or any of their respective Affiliates, members, officers, managers, directors or employees. For purposes of this Section 9.3(c), a statement shall be deemed to be made by an Obligated Party only if made by an individual Obligated Party or by a member, officer, manager, director or senior managerial employee of a non-individual Obligated Party.

(d) Obligated Parties acknowledge and agree that the covenants and agreements set forth in this Section 9.3 were a material inducement to the Planet 13 Parties to enter into this Agreement and to perform its obligations hereunder and that the Planet 13 Parties would not have entered into this Agreement but for each Obligated Party’s agreement to the restrictions set forth in this Section 9.3. Obligated Parties further acknowledge and agree that the Planet 13 Parties would be irreparably damaged if any Obligated Party were to engage directly or indirectly in any Competing Business, that any such competition by any Obligated Party would result in a significant loss of goodwill by the Planet 13 Parties and that money damages would not be an adequate remedy for any such breach. Therefore, in the event a breach or threatened breach of this Section 9.3, the Planet 13 Parties and each of their Affiliates or their respective successors and assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance, injunctive and other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other surety and at the expense of such Obligated Party, including reasonable attorneys’ fees and expenses). The restrictive covenants set forth in this Section 9.3 shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Obligated Party against The Planet 13 Parties, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by The Planet 13 Parties of any restrictive covenant contained in this Section 9.3. In the event of a breach or violation by any Obligated Party of this Section 9.3, the Restricted Period shall be tolled with respect to such Obligated Party until such breach or violation has been duly cured.

(e)           Each Obligated Party agrees that the restrictions contained in this Section 9.3 are reasonable. If the final judgment of a court of competent jurisdiction nevertheless declares any term or provision of this Section 9.3 to be invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by Law.

ARTICLE 10
MISCELLANEOUS

10.1. Further Assurances. Following the First Closing and Second Closing, each Party will cooperate in good faith with each other Party and will take all appropriate action and execute any agreement, instrument or other writing of any kind which may be reasonably necessary or advisable to carry out and consummate the Transaction.

10.2. Notices. Unless otherwise provided in this Agreement, any agreement, notice, request, instruction or other communication to be given hereunder by any Party to the other will be in writing and (a) delivered personally (such delivered notice to be effective on the date it is delivered), (b) deposited with a reputable overnight courier service for next Business Day delivery (such couriered notice to be effective one (1) Business Day after the date it is sent by courier; provided it is actually sent to be delivered on one (1) Business Day after the date it is sent; otherwise, when actually delivered), (c) sent by e-mail (with electronic confirmation of delivery or receipt), as follows:

To any Planet 13 Party: Planet 13 Holdings, Inc.
BLC Management Company, LLC
2548 West Desert Inn Road

Las Vegas, Nevada 89109
Attn: Leighton Koehler
Fax:              702
[REDACTED]

with a mandatory copy to (which shall not constitute Notice):
Holley Driggs Ltd.
400 S. Fourth Street, Third Floor
Attn: Michael Kearney, Esq.
[REDACTED]

If to Seller or W Vapes, to:
W the Brand, LLC
West Coast Development Nevada, LLC

[REDACTED]

c/o A. Todd Justice
[REDACTED]

If to Coffman:    R. Scott Coffman
[REDACTED]

With a copy (which shall not constitute notice) to:

Gavigan Law, PLLC
10700 Sikes Place, Suite 375
Charlotte, NC 28277
Fax: N/A
Attn: Timothy Gavigan, Esq.

Any Party may designate in a writing to any other Party any other address or facsimile number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

10.3. Governing Law: Dispute Resolution.

(a) Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

(b) Jurisdiction: Venue. The Parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought exclusively in the state courts of the State of Nevada located in Clark County thereafter. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum.

(c) Waiver of July Trial. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL

WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(d)Cannabis Laws. This Agreement is subject to strict requirements for ongoing regulatory compliance by the Parties, including, without limitation, requirements that the Parties take no action in violation of either the marijuana establishment Laws of any jurisdiction or jurisdictions to which Seller or any of its subsidiaries are, or may at any time become, subject, including, without limitation, the Nevada Cannabis Laws. The Parties acknowledge and understand that the Nevada Cannabis Laws and/or the requirements of the Regulatory Authorities are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary to comply with the requirements of the Nevada Cannabis Laws and/or the Regulatory Authorities, the Parties hereby agree to (and to cause their respective Affiliates and Representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Nevada Cannabis Laws and/or the Regulatory Authorities, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the Parties’ original intentions but are responsive to and compliant with the requirements of the Nevada Cannabis Laws and/or the Regulatory Authorities. In furtherance of the foregoing, the Parties further agree to cooperate with the Regulatory Authorities to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulatory Authorities and, to the extent permitted by the Regulatory Authorities, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

10.4. Expenses. Except as expressly provided otherwise in this Agreement, (a) Seller will pay all legal, accounting and other expenses of Seller related to this Agreement and (b) Buyer will pay all legal, accounting and other expenses of Buyer related to this Agreement; provided, however, that any costs incurred to consummate the Transaction pursuant to the Nevada Cannabis Laws, including any costs required to be reimbursed to the Regulatory Authority (but excluding fees or penalties assessed against the Transferors arising out of or related to the sole act or omission by a Transferor) shall be paid by the Buyer.

10.5. Titles. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

10.6. Waiver. No failure of any Party to require, and no delay by any Party in requiring, any other Party to comply with any provision of this Agreement will constitute a waiver of the right to require such compliance. No failure of any Party to exercise, and no delay by any Party in exercising, any right or remedy under this Agreement will constitute a waiver of such right or remedy. No waiver by any Party of any right or remedy under this Agreement will be effective unless made in writing. Any waiver by any Party of any right or remedy under this Agreement will be limited to the specific instance and will not constitute a waiver of such right or remedy in the future.

10.7. Effective; Binding. This Agreement will be effective upon the due execution hereof by all of the Parties. Upon becoming effective, this Agreement will be binding upon each Party and upon each successor and assignee of each Party and will inure to the benefit of, and be enforceable by, each Party and each successor, designee and assignee of each Party; provided, however, that, except as provided for in the immediately following sentence, no Party may assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other Party. Buyer may assign all or a portion of its rights and obligations under this Agreement to one or more designees of Buyer upon prior written notice to Seller, provided that: (i) the assignment to any designee of Buyer will not materially negatively affect the ability to perform the obligations of Buyer under this Agreement, (ii) the designee of Buyer purchasing the Purchased Assets and paying the Purchase Price shall have the requisite resources and funds to perform Buyer’s obligations hereunder and any designee of Buyer purchasing the Assets shall have the necessary qualifications to obtain all necessary consents and approvals under Nevada Cannabis Laws; and (iii) the designee shall assume the obligations under the respective ancillary agreements hereto to the extent the designee succeeds to the interests and obligations of Buyer that are the subject of such ancillary agreements. Buyer will remain liable hereunder notwithstanding any such assignment to one or more designees.

10.8. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written or oral agreement and representation previously made, by the Parties with respect to the subject matter of this Agreement.

10.9. Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by any Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, will modify or terminate this Agreement, impair or otherwise affect any obligation of any Party pursuant to this Agreement or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy will be effective unless made in writing duly executed by the Parties.

10.10. Counterparts; Electronic Copies. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The Parties agree that this Agreement or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act ("E-Sign Act"), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act ("UETA") and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all Parties the same as if it were physically executed and each Party hereby consents to the use of any third party electronic signature capture service providers as may be chosen and utilized by any Party.

10.11. Cannabis Carve-Out. Notwithstanding any provision in this Agreement to the contrary, the Parties acknowledge that they are aware of and fully understand that despite the medical and retail cannabis laws of the State of Nevada and the terms, conditions and covenants of this Agreement, individuals and entities engaged in the cultivation, transportation, sale, distribution or possession of medical and retail cannabis may still be arrested by federal and some state officers and prosecuted under Federal Cannabis Law; consequently, such activities are expressly excluded from any and all representations, warranties, obligations and covenants applicable to the Transferors under this Agreement. The Parties hereby waive illegality as a defense to any contract enforcement action.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be executed as of the Effective Date.

Planet 13 Parties:

Planet 13 Holdings Inc.

By:  /s/ Larry Scheffler

Name: Larry Scheffler

Title: Co-CEO

By:  /s/ Robert Groesbeck

Name: Robert Groesbeck

Title: Co-CEO

MM Development Company, Inc.

By: /s/ Larry Scheffler

Name: Larry Scheffler

Title: Manager

By: /s/ Robert Groesbeck

Name: Robert Groesbeck

Title: Manager

Transferors:

West Coast Development Nevada, LLC

By: /s/ R. Scott Coffman

Name: R. Scott Coffman

Title: Manager

W the Brand, LLC

By: /s/ R. Scott Coffman

Name: R. Scott Coffman

Title: Manager

Execution

EXHIBITS

Exhibit A
Management Agreement

Exhibit B
Intentionally Omitted
Exhibit C
Lease

Exhibit D
Bill of Sale

Exhibit E
Assignment and Assumption Agreement
Exhibit F
Share Escrow Agreement

Exhibit G
Release Agreement

Exhibit H
Questionnaire

SCHEDULES

Schedule 1
Defined Terms
Schedule 1.1(u)
MRB Licenses
Schedule 2.1(a)(iii)
Additional Equipment
Schedule 2.1(a)(iv)
Assumed Contracts
Schedule 2.1(a)(vi)
Permits
Schedule 2.2(a)(iii)
MRB Contracts
Schedule 2.4(b)
Nevada Licenses
Schedule 4.2
Seller Consent and Approvals
Schedule 4.4
Financial Statements
Schedule 4.7
Tangible Personal Property
Schedule 4.8
Subsequent Events
Schedule 4.11
Material Contracts
Schedule 4.12
Labor Matters
Schedule 4.15
Compliance with Law
Schedule 4.17
Environmental
Schedule 4.18
Insurance
Schedule 5.3
Buyer’s Consents and Approvals

SCHEDULE 1

DEFINED TERMS

Defined Terms. As used in this Agreement, the following terms will have the following meanings:

(a) “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(b) “Affiliate Agreements” means each of the following documents in substantially the forms attached hereto: (i) the Management Agreement in the form attached hereto as Exhibit A, and (ii) the Lease Agreement in the form attached hereto as Exhibit C.

(c) “Agreement” means, unless the context otherwise requires, this Asset Purchase Agreement, as it may be amended from time to time, together with the Schedules and Exhibits attached hereto.

(d) “Applications” means any and all applications, documentation, change requests and correspondence provided to, and received from, the Regulatory Authorities or a state, county, city or local Governmental Authority involving the applications for, issuance of, or transfer of the Permits or MRB Licenses.

(e) “Benefit Plan” includes all “employee benefit plans” as defined in Section 3(3) of ERISA, and any other pension plans or employee benefit agreements, arrangements, programs or payroll practices (including severance pay, other termination benefits or compensation, vacation pay, salary, company awards, stock option, stock purchase, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to or required to be contributed to by Seller or by any trade or business, whether or not incorporated, that together with a Seller would be deemed a “single employer” within the meaning of Section 4001 of ERISA for the benefit of any employee, leased employee, director, officer, shareholder or independent contractor (in each case either current or former) of Seller or Seller ERISA Affiliate.

(f) “Business” means the cultivation, manufacture, internal testing, marketing, promotion, and wholesale distribution of products containing cannabis and products that enable persons to consume cannabis in different forms, and other cannabis related products, for both medicinal and recreational uses, in each case within the State of Nevada.

(g) “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are not open for general business in the State of Nevada.

(h) “Cash Purchase Price” means the sum of (i) One Million Six Hundred Thousand U.S. Dollars (US$1,600,000), plus (ii) Three Thousand Three Hundred Thirty-Three and 33/100 U.S.

Dollars (US$3,333.33) for every day after June 30, 2020 up to and including the First Closing Date (the “Per Diem”).

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Consideration Shares” has the meaning given such term in Section 2.3.

(k) “Contract” means all contracts, agreements and obligations currently in force relating to the Purchased Assets, and Seller including, without limitation, all sale, management, construction, insurance, commission, architectural, engineering, operating, employment, service, supply and maintenance agreements.

(l) “Encumbrance” means any claim, lien, mortgage, pledge, option, charge, security interest, right of way, encroachment, Tax, reservation, restriction, encumbrance, or other right of any Person, or any other restriction or limitation of any nature whatsoever, affecting title to, any assets of Seller.

(m) “Escrow Holder” means Odyssey Trust Company.

(n) “Environmental Liabilities” means any Liability arising from or under any Environmental Law (including as a result of any breach thereof or compliance therewith).

(o) “Environmental Law” means any Law as now or hereafter in effect in any way relating to the protection of the environment or natural resources or, in relation thereto, human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as those Laws have been amended, any analogous state and local Laws and the regulations promulgated pursuant thereto.

(p) “ERISA” means the Employment Retirement Income Security Act of 1974 and the regulations promulgated pursuant thereto, each as amended.

(q) “Excluded Management Agreement” means the Management Services Agreement between Seller, W Vapes. and Indus, effective January 31, 2020.

(r) “Excluded MRB Inventory” means expired or otherwise unsaleable MRB inventory that is scheduled for destruction, and any cannabis distillate or vape oil products.

(s) “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

(t) “First Closing Documents” means each of the following documents, in substantially the forms attached hereto, to be entered into on the First Closing Date: (i) the Affiliate Agreements in the forms attached hereto as Exhibits A and C, (ii) a bill of sale for the Purchased Assets in the form attached hereto as Exhibit D (the “Bill of Sale”), (iii) an assignment and assumption agreement in the form attached hereto as Exhibit E the “Assignment and Assumption Agreement”), (iv) evidence that a certificate representing that number of Consideration Shares having an aggregate value of Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000) as established pursuant to Section 2.3(b) has been issued in the name of Seller and has been deposited with the Escrow Holder to the held pursuant to the terms of the Share Escrow Agreement (v) the escrow agreement for the Consideration Shares in the form attached hereto as Exhibit F (the “Share Escrow Agreement”), (vi) a release and indemnity agreement from Indus in the form attached hereto as Exhibit G (the “Release Agreement”), and (vii) all other ancillary agreements, contracts and documents to be entered into in connection with this Agreement.

(u) “Governmental Authority” means any federal, state, commonwealth, provincial, municipal, local or foreign government, or any political subdivision thereof, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government, or any supranational body, arbitrator, court or tribunal of competent jurisdiction.

(v) “Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” “medical waste,” “biohazard” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi, and urea formaldehyde insulation.

(w) “Indebtedness” shall mean all obligations of: (i) for borrowed money; (ii) evidenced by notes, bonds, debentures or similar instruments; (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business); (iv) under capital leases; and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

(x) “Indus” shall mean Indus Nevada, LLC, a Nevada limited liability company.

(y) “Intellectual Property” means any and all intellectual property and rights in or to intellectual property, including (a) any and all trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered); registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (b) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (c) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations in-part and extensions) and patent disclosures; (d) any and all mask works and other semiconductor chip rights and registrations thereof; (e) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (f) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (g) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (h) any and all other intellectual property or proprietary rights; (i) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (j) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing. Notwithstanding the foregoing, “Intellectual Property” shall not mean any and all of the foregoing to the extent it relates to or pertains to any of the Excluded Assets.

(z)           “Inventory” means all raw materials, ingredients and finished cannabis goods inventory of the Business.

(aa)           “Knowledge” and similar phrases using the term “Knowledge” means the actual knowledge of the subject Person with respect to the matters which are relevant to the representation, warranty, covenant or agreement being made or given.

(bb) “Knowledge of Seller” mean the Knowledge of A. Todd Justice, R. Scott Coffman, Lance Blundell, or Eric Richardson

(cc)           “Law” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, consent order, consent decree, decree, Order, judgment, rule, regulation, ruling, guideline, notice, protocol, directive, regulatory guidance, agreement or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or with or under the authority of any Governmental Authority, whether or not having the force of law.

(dd) “Lease” means the lease agreement relating to the Leased Premises between Seller and Rx Land in the form attached hereto as Exhibit C.

(ee)           “Leased Premises” means the real property located at 4801 West Bell Drive, Las Vegas, Nevada, Assessor’s Parcel No. 162-20-104-003.

(ff)           “Liabilities” shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

(gg) “Losses” mean all out-of-pocket, losses, liabilities, obligations, Taxes, Encumbrances, deficiencies and damages, encumbrances, fines, penalties, claims, demands, orders, dues, costs and other expenses (including all fines, interest, penalties and other amounts paid pursuant to a judgment, compromise or settlement, or costs associated with enforcing any right to indemnification hereunder), court costs and reasonable legal and accounting fees and disbursements; provided, however, that “Losses” will not include incidental or consequential damages, or punitive damages, except to the extent such punitive damages are payable to a third party.

(hh) “Material Adverse Effect” shall mean any event or circumstance that has or will have, or could reasonably be expected to have, a material adverse effect on the Business, Purchased Assets, operations, financial condition, or results of operations of the Seller taken as a whole, after the First Closing Date or Second Closing Date, it being understood that in no event shall any of the following be deemed by itself or by themselves, either individually or in the aggregate, to constitute a Material Adverse Effect: (a) a failure by Seller to meet internal earnings, revenue or other projections or earnings, revenue or other predictions of any analyst, (b) any event, circumstance or market condition occurring as a general economic or financial conditions or other developments that are not unique to Seller, or (c) the appointment of a receiver to operate the Business, the operation of the Business by such a receiver and the results of operations of the Business during such period of operation, the imposition of monetary penalties that shall constitute Excluded Liabilities.

(ii)           “MRB Inventory” means any and all Inventory of Seller to be transferred to Buyer at the First Closing, including but not limited to all items listed as held by the Seller on their Metrc system as of June 16, 2020, and all flower, trim, bud, kief, and all biological assets and all intellectual property rights to those biological assets such as strains and genetics currently located within the Leased Premises of Seller, and any biological assets or inventory resulting therefrom entered into Metrc following June 16, 2020 and up through the Effective Date of this Agreement.

(jj)          “MRB Licenses” means any and all Permits required by or requested from any Regulatory Authority for the conduct of the Business, excluding the Excluded Assets, that cannot, without Regulatory Approvals, be transferred to Buyer at the First Closing, a list of which are set forth on Schedule 1.1(u).

(kk) “Nevada Cannabis Laws” means the marijuana establishment laws of any jurisdictions within the State of Nevada to which Seller is or may at any time become, subject, including, without limitation, Chapter 453A of the Nevada Revised Statutes, as amended, 453D of the Nevada Revised Statutes, as amended, Title 60 of the Nevada Revised Statutes codifying NV AB533 and the rules and regulations adopted by the Nevada Division of Public and Behavioral Health, the Nevada Department of Taxation, the Nevada Cannabis Compliance Board, the City of Las Vegas, NV or any other state or local government agency with authority to regulate any marijuana operation (or proposed marijuana operation) including the guidance or instruction of any other state or local government agency with authority to regulate any marijuana operation (or proposed operation).

(ll)           “Option Agreement” means an option agreement whereby Rx Land and Buyer grants to Seller the option to reacquire the Real Property for $3,3000,00 and the Tangible Personal Property for $500,000, respectively, upon the happening of certain events.

(mm) “Order” means any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation issued, promulgated or entered into by or with any Governmental Authority.

(nn) “Ordinary Course of Business” means actions taken by a Person in the ordinary and usual course of normal day-to-day operations of such Person’s business, consistent with past practice.

(oo) “Permits” mean all permits, licenses, consents, franchises, approvals, registrations, certificates, variances and other authorizations required to be obtained from any Governmental Authority or other Person in connection with the operation of the Business and necessary to conduct the Business presently conducted or planned to be conducted.

(pp) “Permitted Encumbrances” means any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception, including the Lease and Assumed Liabilities, or other matter with respect to the Real Property, Premises, Purchased Assets or the Business approved by the Planet 13 Parties.

(qq)           “Personal Data” shall mean a person’s name, street address, telephone number, email address, date of birth, gender, photograph, Social Security Number or Tax identification number, driver’s license number, passport number, credit card number, bank account information and other financial information, account numbers, account access codes and passwords, or any other piece of information that allows the identification of such person or enables access to such person’s financial information, or as that term is otherwise defined by applicable Law.

(rr)“Person” means any Governmental Authority, individual, association, joint venture, partnership, corporation, limited liability company, trust or other entity.

(ss)“Proceeding” means any claim, demand, action, suit, litigation, dispute, order, writ, injunction, judgment, assessment, decree, grievance, arbitral action, investigation or other proceeding.

(tt)“Real Property” means the Leased Premises together with (i) all buildings and improvements located thereon and (ii) all rights, privileges, interests, easements, hereditaments and appurtenances thereunto in any way incident, appertaining or belonging thereto.

(uu) “Regulatory Approvals” shall mean the consent and approval of the Regulatory Authorities to the sale, transfer, conveyance, substitution and/or delivery of the MRB Licenses to Buyer or, issuance of any new MRB Licenses to Buyer to the extent any such MRB License is non-transferable (as submitted in the Applications to the Regulatory Authorities in accordance with Section 6.6).

(vv) “Regulatory Authorities” or “Regulatory Authority” means any Governmental Authorities with actual authority over the Applications for or sale, transfer, conveyance, issuance, substitution and/or delivery of the MRB Licenses.

(ww) “Representative” means any manager, officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

(xx)‘Second Closing Documents” shall mean a (i) Bill of Sale for MRB Assets to be purchased on the Second Closing, (ii) an Assignment and Assumption Agreement for the MRB Contracts assumed on the Second Closing, (iii) instructions to the Escrow Holder to release all Consideration Shares to Seller, and (iv) all other ancillary agreements, contracts and documents to be entered into in connection with this Agreement.

                             (yy) “Rx Land” means Rx Land, LLC, a Nevada limited liability company.

(zz)“Tangible Personal Property” means all tangible personal property (other than

Inventory) owned or leased by Seller or in which Seller has any interest and relating to the Business, including vehicles and production and processing equipment, warehouse equipment, computer hardware, furniture and fixtures, leasehold improvements, supplies and other tangible assets, together with any transferable manufacturer or vendor warranties related thereto.

(aaa) “Tax” or “Taxes” means any federal, state, local or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, startup, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), health, unemployment, disability, real property, personal property, intangible property, abandoned property or escheat, sales, use, ad valorem, transfer, registration, value added, goods and services, harmonized, alternative or add-on minimum, estimated, or other tax or similar obligation of any kind whatsoever to any Tax authority, including any interest, penalty or addition thereto, whether disputed or not.

(bbb) “Tax Return” means any return, declaration, report, form, claim for refund, election or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

(ccc) “Transaction” means the asset purchases contemplated under this Agreement.

(ddd) “Transaction Documents” means this Agreement and any other document, agreement, certificate or instrument required to be delivered at the Closing pursuant to the terms hereof. For the avoidance of doubt, the Management Agreement shall not be deemed to be a Transaction Document.

(eee) “Transaction Expenses” means the aggregate amount of all fees, costs and expenses incurred or subject to reimbursement by Seller in connection with this Agreement or the transactions contemplated hereby (whether incurred prior to or after the date hereof) and not previously paid, including: (i) all fees, expenses, costs, commissions and disbursements of any broker, finder, financial advisor, consultant, accountant or legal counsel incurred by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby, (ii) any and all transaction, success, change-of-control or similar bonuses payable to employees, directors, managers or consultants of Seller (including any applicable payroll Taxes related thereto) as a result of the Transaction contemplated hereby; and (iii) expenses or payments resulting from the change of control of Seller or otherwise payable in connection with receipt of any consent or approval in connection with the transactions contemplated hereby (but excluding, for the avoidance of doubt, any expenses of the Planet 13 Parties).

(fff)           “Transfer Taxes” means any sales, use, stock transfer, value added, real property transfer, transfer, stamp, registration, documentary, recording or similar duties or taxes together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, "transfer Taxes" shall specifically exclude any and all of the foregoing described taxes that pertain to or result from the issuance and transfers of the Consideration Shares (the "Stock Transfer Taxes").

Additional Definitions

Term
Section

Agreement
Preamble
Alternative Transaction
6.1(c)
Annual Financial Statement
4.9
Assignment and Assumption Agreement
Definition (l)
Assumed Contracts
2.1(a)
Balance Sheet
4.4
Balance Sheet Date
4.4
Basket
9.1(f)
Bill of Sale
Definition (l)
Buyer
Preamble
Closing Indebtedness
2.8
Coffman
Preamble
Competing Busines
9.3(a)
Consideration Shares
2.3(b)
Disclosure Schedules
Article 4
Effective Date
Preamble
Excluded Assets
2.1(b)
Excluded Liabilities
2.1(c)
Financial Statements
4.4
Final Indemnification Claim
9.1(e)
First Closing
3.1

First Closing Assumed Liabilities
2.1(c)
First Closing Date
3.1
Indemnified Party
9.1(d)
Indemnifying Parties
9.1(d)
Interim Balance Sheet
4.4
Interim Balance Sheet Date
4.4
Interim Financial Statements
4.4
IP Agreements
4.10

Labor and Employment legal Requirements 4.12

Material Contracts
4.11
MRB Assets
2.2(a)
MRB Contracts
2.2(a)
Obligated Parties
9.3(a)
Party
Preamble
Parties
Preamble
Per Diem
Definition (h)
Planet 13
Preamble
Planet 13 Parties
Preamble
Pre-Closing Statement
2.8
Prior APA
7.3(f)
Purchase Price Allocation
2.6
Purchase Price Cap
9.1(f)
Purchased Assets
2.1(a)
Questionnaire
4.4(c)(ii)
Release Agreement
Definition (l)
Representatives
6.1(c)
Restricted Period
9.3(a)
Second Closing
3.2(b)
Second Closing MRB Assets
2,2(a)
Second Closing Date Assumed Liabilities 2.2(a)
Second Closing Date
3.2(b)
Seller
Preamble
Seller Parties
9.1(c)
Share Escrow Agreement
Definition (l)
Third-Party Claim
9.1(d)
Transfer Taxes
9.1(b)
Transferors
Preamble
W Vapes
Preamble

DISCLOSURE SCHEDULES

ASSET PURCHASE AGREEMENT

BY AND AMONG

PLANET 13 HOLDINGS INC., AND MM DEVELOPMENT COMPANY, INC.

AND

W THE BRAND, LLC, WEST COAST DEVELOPMENT NEVADA, LLC,

AND R. SCOTT COFFMAN.

SELLER’S DISCLOSURE SCHEDULE

Schedule 1.1(jj)
MRB Licenses
Schedule 2.1(a)(iii)
Equipment
Schedule 2.1(a)(iv)
Assumed Contracts
Schedule 2.1(a)(vi)
Permits
Schedule 2.2(a)(iii)
MRB Contracts
Schedule 2.4(b)
Nevada Licenses
Schedule 4.2
Seller Consent and Approvals
Schedule 4.4
Financial Statements
Schedule 4.7
Tangible Personal Property
Schedule 4.10(b)
Intellectual Property
Schedule 4.11
Material Contracts
Schedule 4.12
Labor Matters
Schedule 4.15
Compliance with Law
Schedule 4.17
Environmental
Schedule 4.18
Insurance
Schedule 5.3
Buyer’s Consents and Approvals

ASSET PURCHASE AGREEMENT

BY AND AMONG

PLANET 13 HOLDINGS INC., AND MM DEVELOPMENT COMPANY, INC.,

AND

W THE BRAND, LLC, WEST COAST DEVELOPMENT NEVADA, LLC,

AND R. SCOTT COFFMAN.

SELLER’S DISCLOSURE SCHEDULE

INTRODUCTION

This Disclosure Schedule (the “Disclosure Schedule”) is delivered in connection with the execution of that certain Asset Purchase Agreement between and among Planet 13 Holdings Inc., a corporation organized under the Business Corporations Act (British Columbia) (“Planet 13”), MM Development Company, Inc., a Nevada corporation (“Buyer”, and together with Planet 13 the “Planet 13 Parties”), and W the Brand, LLC, a Delaware limited liability company (“W Vapes”), and West Coast Development Nevada, LLC, a Nevada limited liability company (“Seller”) and R. Scott Coffman, a North Carolina resident (“Coffman” and together with Seller and W Vapes, the “Transferors”). Capitalized terms used herein but not defined shall have the identical meaning assigned to such terms in the Agreement. The numbers below correspond to the section numbers of the Agreement.

Schedule 1.1(jj)
MRB Licenses

1.
State of Nevada - Marijuana Cultivation Facility License No. C06757708763289160503743 and License No. RC067-17755737390295686365 (Expires 6/30/19)

2.
State of Nevada - Marijuana Product Manufacturing License No. P03417968777460576775552 and License No. RP034-13351121953140240442 (Expires 6/30/19)

3.
Clark County Business License No. 2000024.MMR-301, and License No. 20000251MMR-301 issued in the names of Sweet Goldy, LLC and Sweet Goldy Production, LLC, respectively.

Schedule 2.1(a)(iii)

Computer Hardware; Furniture; Vehicles

Nevada

Furniture
1. L-Office Desk - 3

2. Admin Desk - 1
3. Couch- 2

4. Lounge Chair - 2
5. Coffee Table - 1

6. Conference Table - 2
7. 4 Desk cubicle - 1

8. Uline Desk - 1
9. Desk Chairs - 10

10. Chair - 8
11. Folding Chair - 8

12. Lab Bench - 2
13. Lab Island - 2

14. Lab Stool- 2
15. Tables - 2

16. Folding Table - 3
17. Microwave - 2

18. Water Dispenser - 2
19. Small Step Ladder - 2

20. Step Ladder - 2
21. File Cabinet - 2

Computer Hardware

1. Printer - 3
2. Desktop Computer - 3

3. Laptops - 6
4. Monitors - 8

5. Label Printer - 3
6. TVs-4

7. DVR-2
8. Data Center - 1

(See Additional Specific Description Schedule 4.7(b))
Vehicles

1. 2017 Ford F-150 owned by West Coast Development Nevada, LLC.

Equipment
1. Waters SFE Bio-Botanical Extraction Systems - 2

2. Argus Nutrient Water Application System

Schedule 2.1(a)(iv)

Assumed Contracts

Waters Tech Lease for Waters SFE Bio-Botanical Extraction System with TAW dated April 7, 2017.

Schedule 2.1(a)(vi)

Transferable Permits

MRB Licenses – State of Nevada licenses subject to CCB Approval

2. State of Nevada - Marijuana Cultivation Facility License No. C06757708763289160503743 and License No. RC067-17755737390295686365 (Expires 6/30/19)

4. State of Nevada - Marijuana Product Manufacturing License No. P03417968777460576775552 and License No. RP034-13351121953140240442 (Expires 6/30/19)

5. Clark County Business License No. 2000024.MMR-301, and License No. 20000251MMR-301 issued in the names of Sweet Goldy, LLC and Sweet Goldy Production, LLC, respectively.

Schedule 2.1(c)
Excluded Liabilities

1.
The Restricted Equity Grant dated February 1,2018 outstanding to Sean Corrigan that provides for an award of up to 300,000 Membership Units in W The Brand, LLC. Such Units vest 50% after his 18th month employment anniversary, and 50% after his 36th month employment anniversary. There is also an acceleration provision that vests the Units in their entirety upon a sale of all or substantially all of the assets of W The Brand, LLC.

2.
The Sean Corrigan Employment Agreement. that That certain Executive Employment Agreement, dated February 1, 2018, by and between Sean Corrigan and W The Brand, LLC (the "Sean Corrigan Employment Agreement").

3.
Asset Purchase Agreement dated as of May 14, 2019, as amended, among Indus Brand Management LLC, a Delaware limited liability company (“Brand Purchaser”), Indus Nevada LLC, a Nevada limited liability company (“Nevada Purchaser”), and Indus Oregon LLC, an Oregon limited liability company (“Oregon Purchaser”, and collectively with Brand Purchaser and Nevada Purchaser, the “Purchaser Parties”), and W The Brand, LLC (“W”), West Coast Development Nevada LLC (“WCDN”) and West Coast Development Oregon LLC (WCDO”), each a Delaware limited liability company (collectively, W, WCDN and WCDO are referred to herein as the “Sellers”).

4.
Excluded Management Agreement (as defined in Agreement)

5.
The Release (as defined in the Agreement)

6.
Termination Agreement among Indus Brand Management LLC, a Delaware limited liability company (“Brand Purchaser”), Indus Nevada LLC, a Nevada limited liability company (“Nevada Purchaser”), and Indus Oregon LLC, an Oregon limited liability company (“Oregon Purchaser”, and collectively with Brand Purchaser and Nevada Purchaser, the “Purchaser Parties”), and W The Brand, LLC (“W”), West Coast Development Nevada LLC (“WCDN”) and West Coast Development Oregon LLC (WCDO”), each a Delaware limited liability company (collectively, W, WCDN and WCDO are referred to herein as the “Sellers”).

7.
The DCL Loan (as hereinafter defined).

8.
The B Nevada Loan. Loan Agreement, dated April 17, 2017 (as amended, the "B Nevada Loan"), by and between West Coast Development Nevada, LLC and B Nevada, LLC ("B Nevada"), as amended by that certain First Amendment to Loan Agreement, effective as of April 17, 2017, B Nevada has been awarded a 30% equity interest in West Coast Development Nevada, LLC with such award having vested upon the completion of the transfer of certain marijuana licenses from Sweet Goldy, LLC and Sweet Goldy Production, LLC. The grant of the award is conditioned upon the State of Nevada's approval of B Nevada to be qualified to conduct marijuana cultivation and manufacturing activities and is also immediately triggered upon a sale of all or substantially all of the assets of Seller.

9.
The Dominick Loan (as hereinafter defined).

10.
The Edge Loan (as hereinafter defined).

11.
The Jeff Nagel Settlement Agreement (as hereinafter defined).

12.
 Offer Letter Re: State of Nevada v. W The Brand, LLC, et at, dated March 18, 2019, by The State of Nevada Office of the Attorney General, to W The Brand, LLC.

13.
 All liabilities as disclosed by WCDN to Planet 13 Holdings, Inc. and MM Development Company, Inc. in the 5/31/2020 dated WCDN Balance Sheet, as such may be or have been updated through the Effective Date of this Agreement, an extract of which is provided below:

Liabilities Current Liabilities Accounts Payable (A!P) Credit Cards Credit Card - CC Master Card Credit Card - CC Visa	01 NV 76,751.58 7,615.13 9,558.94	10 OR 35,590.79	Not Specified	Total 112,342.37 7,615.13 9,558.94
	$	$	$	$
Total Credit Cards	17,174.07	0.00	0.00	17,174.07
Other Current Liabilities
Insurances Payable	23,186.35			23,186.35
Loan from Scott Coffman			287,600.00	287,600.00
Scott Coffman Interest
Payable			51,242.55	51,242.55
Total Loan from Scott	$	$	$	$
Coffman	0.00	0.00	338,842.55	338,842.55
Related Party - Indus
Holdings	1,987,133.12	228,344.86		2,215,477.98
Related Party - Sweet Goldy	-161,589.50			-161,589.50
	$	$	$
Total Other Current Liabilities	1,848,729.97	228,344.86	338,842.55	$2,415,917.38
	$	$	$
Total Current Liabilities	1,942,655.62	263,935.65	338,842.55	$2,545,433.82
Long-Term Liabilities Due to B Nevada			5,000,000.00	5,000,000.00
Interest Payable to BV			924,999.95	924,999.95
	$	$	$
Total Due to B Nevada	0.00	0.00	5,924,999.95	$5,924,999.95
Due to W The Brand (0308 !
1738)			6,043,290.69	6,043,290.69
Interest Payable to W The
Brand			408,960.43	408,960.43
Total Due to W The Brand (0308 !	$	$	$
1738)	0.00	0.00	6,452,251.12	$6,452,251.12
	$	$	$
Total Long-Term Liabilities	0.00	0.00	12,377,251.07	$12,377,251.07
	$	$	$
Total Liabilities	1,942,655.62	263,935.65	12,716,093.62	$14,922,684.89

Schedule 2.2(a)(iii)
MRB Contracts

*
Schedule 4.2

Sellers' Required Consents

1. The consent of the landlord under the Nevada Lease.

2. The consent of Waters Technologies Corporation under the Nevada Waters Tech Agreement .

3. Recreational Marijuana Retail Application, upon completion of application within 7 days of Effective Date of APA. The cover-letter to this application shall also re-confirm the withdrawal of the previous WCDN request to transfer ownership to Indus Parties.

Schedule 4.4
Financial Statements

See attached.

Schedule 4.7

Property, Plant, and Equipment

Nevada

Count
Equipment
1
2” Pope Distiller + equipment

1
4” Pope Distiller + equipment
2
Accucold FFAR1-=<ED

2
Bio Lion XC-CSA
1
BR Instruments Distiller + computer

3
Cascade TVO 5 oven
1
Chemtech Distiller

6
Computer
4
Camp2Dry Dehumidifier

1
Data Center w/security DVRs
1
Dropbox’ safe

1
EL Cold EL51XLLT Freezer
1
Futurola SH-110 Shredder

1
Gas Chromatograph
60
Hurricane fans

1
Hyperlogic CWF Hydro-44A-216
3
IKIA MVP 10 B

3
IKA RC2 C control
3
IKA RV10 C rotovap

1
Large gun safe
7
Leader Ecojet R110 Pump

1
Leader Ecojet R240 Pump
4
Leader Ecojet R90 Pump

4
Locker
36
Multifan

1
Oman LAR 25PMB
1
Paychex Punch station

3
Printer
4
Quest air movers

1
Quest Dry 150 Dehumidifier
1
Quest Dry 180 Dehumidifier

9
Quest Dry 240 Dehumidifier
1
Quest Dry 40 Dehumidifier

1
Sasquash Rosin Press
1
Security computer

1
Small safe
180
Soleil Model 50/hps lights

90
Solistek A1 277V Lights
1
STM RB 453 pre roll machine

9
Sun System LEC315
43
Sun System T5HO48

4
Televisions
1
Thompson Duke MCF1 Filling machine
2
Water SFE Bio-Botanical Extraction Systems + computer

2
Whirlpool Refrigerators

Schedule 4.7(b) continued: Generally, all assets represented by the accounting schedule on the following two pages showing cost basis of assets as at 12/31/2018, and as such may have been updated through 07/17/2020, notwithstanding whether such asset is included of the named assets listed above under Schedules 4.7(b) “Property, Plant, and Equipment” and 2.1(a)(iii) “Computer Hardware; Furniture; Vehicles”, exclusive of the “Licenses” asset listed as item 42 on the schedule below.

- - -

		Beginning Balance 12/31/2017	Audit Additions DisposalsAdjustments	Ending Balance 12/31/2018	Beginning Balance 12/31/2017 IRC 179 Bonus	Audit Additions Disposals Adjustments	Ending Balance 12/31/2018 NBV
9 Cultivation5/17/2017		61,353.00	- - -	61,353.00	(35,060.00) -	- (7,512.00) - -	(42,572.00) 18,781.00
Equipment
10 Cultivation5/31/2017		4,772.00	- - -	4,772.00	(2,727.00) -	- (584.00) - -	(3,311.00) 1,461.00
Equipment
11 Cultivation8/7/2017		11,640.00	- - -	11,640.00	(6,652.00) -	- (1,425.00) - -	(8,077.00) 3,563.00
Equipment
12 Cultivation8/8/2017		3,394.00	- - -	3,394.00	(1,940.00) -	- (415.00) - -	(2,355.00) 1,039.00
Equipment
13 Cultivation8/23/2017		3,086.00	- - -	3,086.00	(1,764.00) -	- (378.00) - -	(2,142.00) 944.00
Equipment
14 Cultivation8/24/2017		4,725.00	- - -	4,725.00	(2,701.00) -	- (578.00) - -	(3,279.00) 1,446.00
Equipment
15 Cultivation8/29/2017		3,151.00	- - -	3,151.00	(1,801.00) -	- (386.00) - -	(2,187.00) 964.00
Equipment
16 Cultivation8/31/2017		2,722.00	- - -	2,722.00	(1,556.00) -	- (333.00) - -	(1,889.00) 833.00
Equipment
17 Cultivation9/12/2017		10,500.00	- - -	10,500.00	(6,000.00) -	- (1,286.00) - -	(7,286.00) 3,214.00
Equipment
18 Cultivation9/14/2017		3,227.00	- - -	3,227.00	(1,845.00) -	- (395.00) - -	(2,240.00) 987.00
Equipment
19 Cultivation9/21/2017		2,326.00	- - -	2,326.00	(1,329.00) -	- (285.00) - -	(1,614.00) 712.00
Equipment
20 Lab 4/7/2017		97,736.00	- - -	97,736.00	(58,642.00) -	- (15,638.00) - -	(74,280.00) 23,456.00
Equipment
21 Lab 4/27/2017		3,750.00	- - -	3,750.00	(2,250.00) -	- (600.00) - -	(2,850.00) 900.00
Equipment
22 Lab 4/28/2017		3,968.00	- - -	3,968.00	(2,381.00) -	- (635.00) - -	(3,016.00) 952.00
Equipment
23 Lab 5/9/2017		9,068.00	- - -	9,068.00	(5,441.00) -	- (1,451.00) - -	(6,892.00) 2,176.00
Equipment
24 Lab 5/12/2017		15,613.00	- - -	15,613.00	(9,368.00) -	- (2,498.00) - -	(11,866.00) 3,747.00
Equipment
25 Lab 5/19/2017		33,418.00	- - -	33,418.00	(20,051.00) -	- (5,347.00) - -	(25,398.00) 8,020.00
Equipment
26 Lab 5/23/2017		6,331.00	- - -	6,331.00	(3,799.00) -	- (1,013.00) - -	(4,812.00) 1,519.00
Equipment
27 Lab 5/26/2017		6,247.00	- - -	6,247.00	(3,749.00) -	- (999.00) - -	(4,748.00) 1,499.00
Equipment
28 Lab 5/30/2017		13,552.00	- - -	13,552.00	(8,131.00) -	- (2,168.00) - -	(10,299.00) 3,253.00
Equipment
29 Lab 6/23/2017		26,054.00	- - -	26,054.00	(15,633.00) -	- (4,168.00) - -	(19,801.00) 6,253.00
Equipment
30 Lab 7/24/2017		5,387.00	- - -	5,387.00	(3,233.00) -	- (862.00) - -	(4,095.00) 1,292.00
Equipment
31 Lab 8/1/2017		31,065.00	- - -	31,065.00	(18,640.00) -	- (4,970.00) - -	(23,610.00) 7,455.00
Equipment
32 Office 5/10/2017		2,558.00	- - -	2,558.00	(1,535.00) -	- (409.00) - -	(1,944.00) 614.00
Equipment
33 Office 5/23/2017		3,407.00	- - -	3,407.00	(2,045.00) -	- (545.00) - -	(2,590.00) 817.00
Equipment
34 Office 5/23/2017		2,806.00	- - -	2,806.00	(1,684.00) -	- (449.00) - -	(2,133.00) 673.00
Equipment
35 Truck 5/1/2017		41,000.00	- - -	41,000.00	(24,600.00) -	- (6,560.00) - -	(31,160.00) 9,840.00
36 Warehouse5/12/2017		17,080.00	- - -	17,080.00	(9,760.00) -	- (2,091.00) - -	(11,851.00) 5,229.00
Equipment
37 Warehouse7/5/2017		46,312.00	- - -	46,312.00	(26,464.00) -	(5,671.00) - -	(32,135.00) 14,177.00
Equipment
38 Warehouse8/8/2017		3,694.00	- - -	3,694.00	(2,111.00) -	- (452.00) - -	(2,563.00) 1,131.00
Equipment
39 Building 3/13/2017		306,726.00	- - -	306,726.00	(6,226.00) -	- (7,865.00) - -	(14,091.00)292,635.00
Improvements
40 3/30/2017		15,000.00	- - -	15,000.00	(305.00) -	- (385.00) - -	(690.00) 14,310.00
Architectural Costs
41 Building 4/7/2017		100,000.00	- - -	100,000.00	(1,816.00) -	- (2,564.00) - -	(4,380.00) 95,620.00
Improvements
43 Leasehold5/31/2017		980,953.00	- - -	980,953.00	(515,001.00) -	- (46,595.00) - -	(561,596.00)419,357.00
Improvements
44 Building 4/25/2017		25,000.00	- - -	25,000.00	(454.00) -	- (641.00) - -	(1,095.00) 23,905.00
Improvements
45 Building 4/26/2017		43,198.00	- - -	43,198.00	(785.00) -	- (1,108.00) - -	(1,893.00) 41,305.00
Improvements - Alarm
46 Land 5/25/2017		3,926.00	- - -	3,926.00	(2,061.00) -	- (187.00) - -	(2,248.00) 1,678.00
Improvements
47 6/5/2017		14,661.00	- - -	14,661.00	(204.00) -	- (376.00) - -	(580.00) 14,081.00
Architectural Costs
48 7/25/2017		5,359.00	- - -	5,359.00	(63.00) -	- (137.00) - -	(200.00) 5,159.00
Architectural Costs
49 Building 6/23/2017		78,610.00	- - -	78,610.00	(1,092.00) -	- (2,016.00) - -	(3,108.00) 75,502.00
Improvements
50 Machinery8/11/2017		5,200.00	- - -	5,200.00	(3,120.00) -	- (832.00) - -	(3,952.00) 1,248.00
& Equipment
51 Machinery8/18/2017		2,925.00	- - -	2,925.00	(1,756.00) -	- (468.00) - -	(2,224.00) 701.00
& Equipment
52 Building 8/23/2017		2,550.00	- - -	2,550.00	(24.00) -	- (65.00) - -	(89.00) 2,461.00
Improvements
53 Building 9/5/2017		7,538.00	- - -	7,538.00	(56.00) -	- (193.00) - -	(249.00) 7,289.00
Improvements
54 HVAC's 5/31/2017		128,016.00	- - -	128,016.00	(2,051.00) -	- (3,282.00) - -	(5,333.00) 122,683.00
55 Water 5/31/2017		17,307.00	- - -	17,307.00	(10,385.00) -	- (2,769.00) - -	(13,154.00) 4,153.00
Filtration
56 Bench 5/31/2017		21,595.00	- - -	21,595.00	(12,341.00) -	- (2,644.00) -	(14,985.00) 6,610.00
System
57 Lighting 5/31/2017		29,133.00	- - -	29,133.00	0 (16,648.00) -	- (3,567.00) - -	(20,215.00) 8,918.00
63 Leasehold 02/27/2018		-	8,990.00 - -	8,990.00	- -	(202.00) - -	(202.00) 8,788.00
Improvements					-
64 Leasehold 03/15/2018		-	5,981.50 - -	5,981.50	- -	(121.00) - -	(121.00) 5,860.50
Improvements					-
65 Leasehold 04/17/2018		-	5,981.50 - -	5,981.50	- -	(108.00) - -	(108.00) 5,873.50
Improvements					-
66 Leasehold 06/04/2018		-	350,000.00 - -	350,000.00	- -	(4,861.00) - -	(4,861.00) 345,139.00
Improvements					-
67 Leasehold 06/13/2018		-	150,000.00 - -	150,000.00	- -	(2,083.00) - -	(2,083.00) 147,917.00
Improvements					-
68 Leasehold 06/18/2018		-	9,500.00 - -	9,500.00	- -	(132.00) - -	(132.00) 9,368.00
Improvements					-
69 Leasehold 07/16/2018		-	128,315.29 - -	128,315.29	- -	(1,508.00) - -	(1,508.00) 126,807.29
Improvements					-
70 Leasehold 07/26/2018		-	26,470.23 - -	26,470.23	- -	(311.00) - -	(311.00) 26,159.23
Improvements					-
71 Leasehold 07/27/2018		-	200,000.00 - -	200,000.00	- -	(2,350.00) - -	(2,350.00) 197,650.00
Improvements					-
72 Leasehold 07/30/2018		-	3,200.00 - -	3,200.00	- -	(38.00) - -	(38.00) 3,162.00
Improvements					-
73 Leasehold 08/03/2018		-	100,000.00 - -	100,000.00	- -	(962.00) - -	(962.00) 99,038.00
Improvements					-
74 Leasehold 08/08/2018		-	6,546.03 - -	6,546.03	- -	(63.00) - -	(63.00) 6,483.03
Improvements					-
75 Leasehold 08/08/2018		-	12,694.34 - -	12,694.34	- -	(122.00) - -	(122.00) 12,572.34
Improvements					-
76 Leasehold 08/09/2018		-	400,000.00 - -	400,000.00	- -	(3,846.00) - -	(3,846.00) 396,154.00
Improvements					-
77 Leasehold 08/17/2018		-	140,000.00 - -	140,000.00	- -	(1,346.00) - -	(1,346.00) 138,654.00
Improvements					-
78 Leasehold 08/17/2018		-	200,000.00 - -	200,000.00	- -	(1,923.00) - -	(1,923.00) 198,077.00
Improvements					-
79 Leasehold 08/23/2018		-	5,089.59 - -	5,089.59	- -	(49.00) - -	(49.00) 5,040.59
Improvements					-
80 Leasehold 08/31/2018		-	100,000.00 - -	100,000.00	- -	(962.00) - -	(962.00) 99,038.00
Improvements					-
81 Leasehold 10/12/2018		-	2,725.00 - -	2,725.00	- -	(15.00) - -	(15.00) 2,710.00
Improvements					-
82 Leasehold 11/01/2018		-	147,560.00 - -	147,560.00	- -	(473.00) - -	(473.00) 147,087.00
Improvements					-
83 Leasehold 11/16/2018		-	14,905.00 - -	14,905.00	- -	(48.00) - -	(48.00) 14,857.00
Improvements					-
84 Leasehold 11/20/2018		-	25,800.00 - -	25,800.00	- -	(83.00) - -	(83.00) 25,717.00
Improvements					-
85 Leasehold 12/14/2018		-	100,000.00 - -	100,000.00	- -	(107.00) - -	(107.00) 99,893.00
Improvements					-
86 Cultivation 03/06/2018		-	19,193.00 - -	19,193.00	- -	(390.00) - -	(390.00) 18,803.00
Expansion					-
87 Cultivation 03/26/2018		-	100,000.00 - -	100,000.00	- -	(2,030.00) - -	(2,030.00) 97,970.00
Expansion					-
88 Cultivation 05/17/2018 Expansion		-	100,000.00 - -	100,000.00	- - -	(1,603.00) - -	(1,603.00) 98,397.00
89 Lab Equipment	02/22/2018	30,674.0	- - 30,674.00		- - (30,674 00)	- (30,674.00)
		0
90 Lab	02/28/2018		- -		- -	-
Equipment		10,100.0	10,100.00		(10,100 00)	(10,100.00)
		0
91 Lab	06/12/2018		- -		- -	-
Equipment		52,167.1	52,167.16		(52,167 16)	(52,167.16)
		6
92 Lab	06/12/2018

Equipment			10,100.0	10,100.00		(10,100 00)		(10,100.00)
	0
93 Lab	06/15/2018			-		-	-	-	-
Equipment			7,036.2	7,036.25		(7,036.25)		(7,036.25)
	5 -		- -	- -		- -	-	- -	-
42 Licenses	5/31/2017	1,443,224.00	- -	- 1,443,224.00	(56,125.00) -	-	(96,215.00) -		- (152,340.00) 1,290,884.00
		3,710,863.00	2,473,028.89 -	- 6,183,891.89	(913,405.00) -	(110,077.41)	(267,748.00) -		- (1,291,230.41) 4,892,661.48

Schedule 4.10(b)
Intellectual Property

All intellectual property rights to those biological assets such as strains and genetics currently located within the Leased Premises of Seller, and any biological assets or inventory resulting therefrom entered into Metrc following June 16, 2020 and up through the Effective Date of this Agreement.

Schedule 4.11

Contracts

(i)
None.

(ii)
1.Lease Agreement, dated April 7, 2017, by and between Waters Technologies Corporation and West Coast Development Nevada, LLC (the "Nevada Waters Tech Agreement").

(iii)
1. The Option.

(iv)
1. The Option

2. The Nevada Lease.

4. The Nevada Waters Tech Agreement.

(iv)
None.

(vi)
None.

(vii)
None.

(viii)

1. The Jeff Nagel Settlement Agreement.

2. The Option.

(ix)

1. The DCL Loan.

2. The B Nevada Loan.

3. Promissory Note, dated May 2, 2017, by W The Brand LLC, in favor of Brian M. Dominick, as modified by that certain Loan Modification Agreement, dated September 7, 2017, by and among W The Brand, LLC, Brian M. Dominick, R. Scott Coffman, Morehead Food & Beverage, Inc. KCD Holdings, LLC, BDWK, LLC, Morehead Tyron Properties, LLC, and Midnight Diner, LLC, and that certain Second Loan Modification, dated October 31, 2018 (collectively, the "Dominick Loan").

4. The Nevada Lease.

(x)
None.

(xi)

1. The Sean Corrigan Employment Agreement

2. The Restricted Equity Grant.

(xii)
None.

(xiii)

1. The Restricted Equity Grant.

2. The DCL Loan.

3. The B Nevada Loan.

(xiv)
None

(xv)
None.

(xvi)
None

(xvii)
None.

(xviii)

1. The Nevada Lease.

(xix)

None.

(xx)
None.

(xxi)
None.

Schedule 4.12(a) and (b)
Employee Census

(a) Employee Census

1. See attached.

(b) Fringe Benefits

1. See attached.

Schedule 4.12(c)
Labor Matters

1. On March 4, 2019, Mindy Coats, a former Regional Sales Manager of W Vapes and Seller, filed a complaint in the Eighth Judicial District Court of Clark County, Nevada (Case No. A-19790393-C), alleging that she was owed 5% in commissions on her gross sales and was only paid 2.5% commission. The complaint seeks relief for (i) wage and benefits deprivation; (ii) failure to timely pay all wages due and owing upon termination pursuant to NRS 608.140 and 608.020.050; and (iii) unjust enrichment/quantum meruit.

Schedule 4.15(a)
Compliance with Laws; Permits

1. Seller may be in violation of Clark County law requiring a Clark County Marijuana Support Business License be obtained by a purchaser of a business during the transition period after its purchase of the Nevada licenses from the Sweet Goldy, LLC and Sweet Goldy Production, LLC until such time as those licenses are transferred to West Coast Development Nevada, LLC. To date, Nevada Seller has not obtained such Clark County Marijuana Support Business License.

Schedule 4.17
Environmental Matters

None.

Schedule 4.18(a)

Insurance Policies

Insurer	Policy No.	Nature of Coverage	Risk Insured	Deductible	Policy Period
Traveler’s	6JUB-	Workers	Bodily Injury	N/A	06/30/2018 –
Property and	1K47406-A-	Compensation	by Accident;		06/30/2019
Casualty Company of	18	and Employers	Bodily Injury by Disease
America		Liability
Policy
Country	P27A5108162	Automobile	Bodily Injury	$500	05/27/2019 –
Preferred		Policy	Liability;		11/27-2019
Insurance			Property
Company			Damage
Liability

64